Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF OCTOBER 15, 2015

BY AND AMONG

MID-AMERICA APARTMENTS, L.P.,

AS BORROWER,

AND

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AND

JPMORGAN CHASE BANK, N.A.,

AS CO-SYNDICATION AGENTS,

KEYBANC CAPITAL MARKETS INC.,

WELLS FARGO SECURITIES, LLC,

AND

J.P. MORGAN SECURITIES LLC,

AS JOINT LEAD ARRANGERS

AND

PNC BANK, NATIONAL ASSOCIATION AND

U.S. BANK NATIONAL ASSOCIATION,

AS CO-DOCUMENTATION AGENTS

i

	§5.1	Unsecured Obligations	54
	§5.2	Guarantors	55
	§5.3	Release of a Guarantor	55

§6.	REPRESENTATIONS AND WARRANTIES.		56
	§6.1	Corporate Authority, Etc.	56
	§6.2	Governmental Approvals	57
	§6.3	Title to Properties	57
	§6.4	Financial Statements	57
	§6.5	No Material Changes	58
	§6.6	Franchises, Patents, Copyrights, Etc.	58
	§6.7	Litigation	58
	§6.8	No Material Adverse Contracts, Etc.	58
	§6.9	Compliance with Other Instruments, Laws, Etc.	58
	§6.10	Tax Status	58
	§6.11	No Event of Default	59
	§6.12	Investment Company Act	59
	§6.13	Partners and the REIT	59
	§6.14	Employee Benefit Plans	59
	§6.15	Disclosure	59
	§6.16	Regulations T, U and X	60
	§6.17	Environmental Compliance	60
	§6.18	Subsidiaries; Organizational Structure	60
	§6.19	Property	61
	§6.20	Other Debt	61
	§6.21	Solvency	61
	§6.22	No Bankruptcy Filing	61
	§6.23	No Fraudulent Intent	61
	§6.24	Transaction in Best Interests of Borrower and Guarantors; Consideration	62
	§6.25	OFAC	62
	§6.26	Unencumbered Properties	62

§7.	AFFIRMATIVE COVENANTS.		63
	§7.1	Punctual Payment	63
	§7.2	Maintenance of Office	63
	§7.3	Records and Accounts	63
	§7.4	Financial Statements, Certificates and Information	63
	§7.5	Notices	66
	§7.6	Existence; Maintenance of Properties	67
	§7.7	Insurance	67
	§7.8	Taxes; Liens	67
	§7.9	Inspection of Properties and Books	68
	§7.10	Compliance with Laws, Contracts, Licenses, and Permits	68
	§7.11	Further Assurances	68
	§7.12	Limiting Agreements	69
	§7.13	Business Operations	69

	§7.14	Distributions of Income to Borrower	69
	§7.15	Plan Assets	70
	§7.16	Unencumbered Properties	70
	§7.17	Sanctions Laws and Regulations	71
	§7.18	REIT Covenants	71

§8.	NEGATIVE COVENANTS.		72
	§8.1	Restrictions on Indebtedness	72
	§8.2	Restrictions on Liens, Etc.	73
	§8.3	Merger, Consolidation	74
	§8.4	Distributions	75
	§8.5	Asset Sales	75
	§8.6	Restriction on Prepayment of Indebtedness	75
	§8.7	Transactions with Affiliates	76

§9.	FINANCIAL COVENANTS.		76
	§9.1	Unencumbered Leverage Ratio	76
	§9.2	Total Leverage Ratio	76
	§9.3	Total Secured Leverage Ratio	76
	§9.4	Adjusted Consolidated EBITDA to Consolidated Fixed Charges	76

§10.	CLOSING CONDITIONS.		77
	§10.1	Loan Documents	77
	§10.2	Certified Copies of Organizational Documents	77
	§10.3	Resolutions	77
	§10.4	Incumbency Certificate; Authorized Signers	77
	§10.5	Opinion of Counsel	77
	§10.6	Payment of Fees	77
	§10.7	Performance; No Default	77
	§10.8	Representations and Warranties	78
	§10.9	Proceedings and Documents	78
	§10.10	Compliance Certificate	78
	§10.11	Consents	78
	§10.12	Other	78

§11.	CONDITIONS TO ALL BORROWINGS.		78
	§11.1	Prior Conditions Satisfied	78
	§11.2	Representations True; No Default	78
	§11.3	Borrowing Documents	79

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.		79
	§12.1	Events of Default and Acceleration	79
	§12.2	Certain Cure Periods; Limitation of Cure Periods	81
	§12.3	Termination of Commitments	82
	§12.4	Remedies	82
	§12.5	Distribution of Proceeds	83
	§12.6	Collateral Account	83

§13.	SETOFF.		84

§14.	THE AGENT.		85
	§14.1	Authorization	85
	§14.2	Employees and Agents	85
	§14.3	No Liability	86
	§14.4	No Representations	86
	§14.5	Payments	86
	§14.6	Holders of Notes	87
	§14.7	Indemnity	87
	§14.8	Agent as Lender	87
	§14.9	Resignation; Removal	87
	§14.10	Duties in the Case of Enforcement	88
	§14.11	Agent May File Proofs of Claim	89
	§14.12	Reliance by Agent	89
	§14.13	Approvals	89
	§14.14	Borrower Not Beneficiary	90

§15.	EXPENSES.		90

§16.	INDEMNIFICATION.		91

§17.	SURVIVAL OF COVENANTS, ETC.		92

§18.	ASSIGNMENT AND PARTICIPATION.		92
	§18.1	Conditions to Assignment by Lenders	92
	§18.2	Register	93
	§18.3	New Notes	94
	§18.4	Participations	94
	§18.5	Pledge by Lender	95
	§18.6	No Assignment by the Borrower or the Guarantors	95
	§18.7	Disclosure	95
	§18.8	Amendments to Loan Documents	96
	§18.9	Mandatory Assignment	96
	§18.10	Titled Agents	96

§19.	NOTICES.		97

§20.	RELATIONSHIP.		98

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.		99

§22.	HEADINGS.		99

§23.	COUNTERPARTS.		99

§24.	ENTIRE AGREEMENT, ETC.		100

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.	100

§26.	DEALINGS WITH THE BORROWER.	100

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.	101

§28.	SEVERABILITY.	102

§29.	TIME OF THE ESSENCE.	102

§30.	NO UNWRITTEN AGREEMENTS.	102

§31.	REPLACEMENT NOTES.	102

§32.	NO THIRD PARTIES BENEFITED.	102

§33.	PATRIOT ACT.	103

§34.	JOINT AND SEVERAL LIABILITY.	103

§35.	PERFORMANCE BY REIT.	103

v

EXHIBITS AND SCHEDULES

Exhibit A	FORM OF REVOLVING CREDIT NOTE

Exhibit B	FORM OF SWING LOAN NOTE

Exhibit C	FORM OF JOINDER AGREEMENT

Exhibit D	FORM OF REQUEST FOR LOAN

Exhibit E	FORM OF LETTER OF CREDIT REQUEST

Exhibit F	FORM OF LETTER OF CREDIT APPLICATION

Exhibit G	FORM OF COMPLIANCE CERTIFICATE

Exhibit H	FORM OF GUARANTY

Exhibit I	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit J	FORM OF CONTRIBUTION AGREEMENT

Exhibits K	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

Schedule 1.1	LENDERS AND COMMITMENTS

Schedule 1.2	INITIAL UNENCUMBERED PROPERTIES

Schedule 1.3	EXISTING CREDIT FACILITIES

Schedule 1.4	EXISTING LETTERS OF CREDIT

Schedule 6.3	LIST OF ALL ENCUMBRANCES ON ASSETS

Schedule 6.5	NO MATERIAL CHANGES

Schedule 6.18(a)	BORROWER’S SUBSIDIARIES

Schedule 6.18(b)	UNCONSOLIDATED ENTITIES OF BORROWER AND ITS SUBSIDIARIES

Schedule 7.18	EXISTING INDEBTEDNESS

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of the 15th day of October, 2015, by and among MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the other Lenders (as defined herein), and the other lending institutions that may become parties hereto pursuant to §18, and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders.

R E C I T A L S

WHEREAS, the Borrower, the Agent (as defined herein) and certain of the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of August 7, 2013 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Agent and the Lenders amend and restate the Existing Credit Agreement;

WHEREAS, the Agent and the Lenders have agreed, subject to certain terms and conditions set forth herein, to amend and restate the Existing Credit Agreement in its entirety;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:

§1. DEFINITIONS AND RULES OF INTERPRETATION.

§1.1 Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

Additional Commitment Request Notice. See §2.10(a).

Adjusted Consolidated EBITDA. On any date of determination, the sum of (a) the Consolidated EBITDA for the preceding four (4) fiscal quarters minus (b) the Capital Reserves for such period.

Adjusted Net Operating Income. On any date of determination, the sum of (a) the Net Operating Income for the preceding two (2) fiscal quarters annualized minus (b) the Capital Reserves for such period.

Affected Lender. See §4.15.

Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty percent (20%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person. In no event shall Agent or any Lender be deemed to be an Affiliate of Borrower.

Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel. Dentons US LLP or such other counsel as selected by Agent.

Agreement. This Second Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees. See §4.2.

Applicable Law. Collectively, all international, foreign, federal, state and local constitutions, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Applicable Margin. The Applicable Margin shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Pricing Level	Credit Rating Level	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
I	Credit Rating Level 1	0.85%	0.00%
II	Credit Rating Level 2	0.90%	0.00%
III	Credit Rating Level 3	1.00%	0.00%
IV	Credit Rating Level 4	1.20%	0.20%
V	Credit Rating Level 5	1.55%	0.55%

The Applicable Margin shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level.

Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger. Collectively and individually as the context may require, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, and J.P. Morgan Securities LLC, or any successor.

Assignment and Acceptance Agreement. See §18.1.

Authorized Officer. Any of the following Persons: Albert M. Campbell, Andrew Schaeffer, Timothy Argo, Leslie B.C. Wolfgang, Robert J. DelPriore and such other Persons as the Borrower shall designate in a written notice to Agent.

Balance Sheet Date. June 30, 2015.

Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate. The greatest of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate,” (b) one-half of one percent (0.5%) per annum above the Federal Funds Effective Rate or (c) the applicable LIBOR for one month interest period plus one percent (1.0%) per annum. Any change in the Base Rate resulting from a change in such “prime rate” or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

Base Rate Loans. Revolving Credit Loans and Swing Loans bearing interest calculated by reference to the Base Rate.

Board. As defined in the definition of Change of Control.

Borrower. As defined in the preamble hereto.

Breakage Costs. The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of the Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which the Borrower has elected a LIBOR Rate Loan.

Building. With respect to each Unencumbered Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day. Any day on which banking institutions located in the same city and State as the Agent’s Head Office are located and New York, New York are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Reserve. For any period and with respect to any improved multifamily Real Estate, an amount equal to (i) $200 per apartment unit multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. For any period and with respect to any improved office Real Estate an amount equal to (i) $0.25 multiplied by (ii) the square footage of all office Real Estate multiplied by (iii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. For any period and with respect to any improved Real Estate which is not multifamily or office Real Estate, an amount equal to (i) $0.15 multiplied by (ii) the square footage of any such Real Estate multiplied by (iii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. If the term Capital Reserve is used without reference to any specific Real Estate, then the amount shall be determined on an aggregate basis with respect to all Real Estate of Borrower and its Subsidiaries and a proportionate share of all Real Estate of all Unconsolidated Entities.

Capitalization Rate. Six and one-quarter percent (6.25%).

Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Capitalized Value. For any Real Estate as of any date of determination, an amount equal to (a) the Adjusted Net Operating Income for such Real Estate for the previous two (2) fiscal quarters annualized divided by (b) the Capitalization Rate.

Cash Equivalents. As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having, (A) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000.00; (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

Change of Control. A Change of Control shall exist upon the occurrence of any of the following:

(a) any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of REIT equal to at least thirty-five percent (35%);

(b) as of any date a majority of the Board of Directors or similar body (the “Board”) of REIT consists of individuals who were not either (i) directors of REIT as of the corresponding date of the previous year, or (ii) selected, nominated or approved for consideration by the shareholders to become directors by the Board of REIT of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected, nominated or approved for consideration by the shareholders to become directors by the Board of REIT, which majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above; or

(c) REIT (i) fails to own directly or indirectly, free of any lien, encumbrance or other adverse claim, at least seventy-five percent (75%) of the economic, voting and beneficial interests of the Borrower, (ii) fails to be the sole general partner of the Borrower, or (iii) shall fail to control the management and policies of the Borrower.

Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code. The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.

Collateral Account. A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.

Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans (other than Swing Loans) to the Borrower and to participate in Swing Loans and Letters of Credit, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Increase. See §2.10.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Communications. See §7.4.

Compliance Certificate. See §7.4(c).

Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA. For any period, the sum, without duplication of (i) Consolidated Net Income of the Consolidated Entities for such period determined in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for (a) Consolidated Interest Expense; (b) provision for taxes based on income; (c) amortization of debt discount, deferred charges and deferred financing costs, or similar items; and (d) depreciation and amortization; plus (ii) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity for such period.

Consolidated Entities. Collectively, the Borrower and all Subsidiaries of the Borrower.

Consolidated Fixed Charges. For any period of determination, the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) all Preferred Distributions paid during such period (other than Preferred Distributions paid by a Consolidated Entity to another Consolidated Entity), plus (c) the scheduled principal amount of all amortization payments in respect to Indebtedness of the Consolidated Entities during such period (other than any such Indebtedness owed to another Consolidated Entity and any balloon payments), plus (d) the Consolidated Entities’ Unconsolidated Allocation Percentage in the fixed charges referred to above of their Unconsolidated Entities for such period.

Consolidated Interest Expense. For any period of determination, (a) consolidated total interest (whether accrued or paid) actually payable by the Consolidated Entities, together with the interest portion of payments on Capitalized Leases of the Consolidated Entities, determined on a Consolidated basis for such period minus (b) any non-cash amounts included in such total Interest Expense which reflect the amortization of deferred financing charges for such period.

Consolidated Net Income. For any period, the amount of net income (or loss) of the Consolidated Entities for such period determined in accordance with GAAP but excluding (without duplication): (1) gains and losses on sales of properties and other investments; (2) extraordinary items and the effect of any item that is non-cash and non-recurring; (3) property valuation gains and losses (including impairment charges); (4) the portion of net income (loss) of the Consolidated Entities allocable to noncontrolling interest; (5) the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; (6) gains or losses on early extinguishment of Indebtedness, and (7) all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed).

Consolidated Total Asset Value. On a Consolidated basis for the Consolidated Entities, Consolidated Total Asset Value shall mean as of any date of determination the sum of the following (without duplication):

(a) with respect to multi-family Real Estate owned or leased pursuant to a Ground Lease by the Consolidated Entities for four (4) full fiscal quarters or more (other than those included under clauses (c) and (d) below), (x) the Adjusted Net Operating Income attributable to such Real Estate divided by (y) the Capitalization Rate; plus

(b) with respect to multi-family Real Estate owned or leased pursuant to a Ground Lease by the Consolidated Entities for less than four (4) full fiscal quarters (other than those included under clauses (c) and (d) below), the undepreciated book value determined in accordance with GAAP of all such Real Estate; plus

(c) the undepreciated book value determined in accordance with GAAP of all Development Properties owned or leased pursuant to a Ground Lease by the Consolidated Entities; plus

(d) the undepreciated book value determined in accordance with GAAP of all Unimproved Land owned or leased pursuant to a Ground Lease by the Consolidated Entities; plus

(e) the aggregate amount of all Unrestricted Cash and Cash Equivalents of the Consolidated Entities as of the date of determination determined in accordance with GAAP; plus

(f) with respect to other Real Estate owned by the Consolidated Entities not included in (a), (b), (c), and (d), the undepreciated book value determined in accordance with GAAP of all such Real Estate; plus

(g) the Borrower’s Unconsolidated Allocation Percentage of the Consolidated Total Asset Value attributable to any of the items listed above in (a) – (f) above in this definition owned by an Unconsolidated Entity.

For purposes of determining Consolidated Total Asset Value, assets no longer owned as of a date of determination shall be excluded from such calculation. To the extent that in the aggregate the Consolidated Total Asset Value attributable to assets owned by Unconsolidated Entities, Subsidiaries that are not Wholly Owned Subsidiaries, Unimproved Land, Development Properties, Mortgage Notes and other promissory notes, Stock Investments and Real Estate other than multi-family Real Estate would exceed 25.0% of Consolidated Total Asset Value, such excess shall be excluded from Consolidated Total Asset Value.

Consolidated Total Indebtedness. All Indebtedness of the Consolidated Entities determined on a Consolidated basis and shall include (without duplication) the Consolidated Entities’ Unconsolidated Allocation Percentage of the Indebtedness of their Unconsolidated Entities.

Consolidated Total Secured Indebtedness. On any date of determination, all Secured Indebtedness of the Consolidated Entities determined on a Consolidated basis and shall include (without duplication) the Consolidated Entities’ Unconsolidated Allocation Percentage of the Secured Indebtedness of their Unconsolidated Entities.

Consolidated Total Unsecured Indebtedness. On any date of determination, all Unsecured Indebtedness of the Consolidated Entities determined on a Consolidated basis and shall include (without duplication) the Consolidated Entities’ Unconsolidated Allocation Percentage of the Unsecured Indebtedness of their Unconsolidated Entities.

Contribution Agreement. That certain Contribution Agreement as may be required to be executed by the Borrower and the Guarantors, if any, pursuant to the terms hereof, in the form attached hereto as Exhibit J, as the same may be modified, amended or ratified from time to time.

Controlled JV Entity(ies). A Subsidiary of Borrower (a) that is not a Wholly Owned Subsidiary of the Borrower, (b) in respect of which the Borrower or a Wholly Owned Subsidiary of the Borrower owns and controls at least 65.0% of all outstanding Equity Interests, (c) in respect of which the Borrower or a Wholly Owned Subsidiary of the Borrower has the current ability, in its sole discretion, to acquire any outstanding Equity Interests of each other Person at an ascertainable price set forth in such entity’s constituent documents and (d) which owns or leases under a Ground Lease an Unencumbered Property. A Wholly Owned Subsidiary of a Controlled JV Entity shall be a Controlled JV Entity.

Conversion/Continuation Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Credit Rating. As of any date of determination, the higher of the credit ratings (or their equivalents) then assigned to Borrower’s long-term senior unsecured non-credit enhanced debt by either of the Rating Agencies. A credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. A credit rating of BBB+ from S&P is equivalent to a credit rating of Baa1 by Moody’s and vice versa. It is the intention of the parties that if Borrower shall only obtain a credit rating from one of the Rating Agencies without seeking a credit rating from the other of the Rating Agencies, the Borrower shall be entitled to the benefit of the Credit Rating Level for such credit rating. If Borrower shall have obtained a credit rating from both of the Rating Agencies, the higher of the two ratings shall control, provided that the lower rating is only one level below that of the higher rating. If the lower rating is more than one level below that of the higher credit rating, the operative rating would be deemed to be one rating level lower than the higher of the two ratings. In the event that Borrower shall have obtained a credit rating from both of the Rating Agencies and shall thereafter lose such rating (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) from one of the Rating Agencies, the operative rating would be deemed to be one rating level lower than the remaining rating. In the event that Borrower shall have obtained a credit rating from both of the Rating Agencies and shall thereafter lose such rating (whether as a result of withdrawal, suspension, election to not obtain a rating, or otherwise) from both of the Rating Agencies, Borrower shall be deemed for the purposes hereof not to have a credit rating. If at any time either of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Credit Rating of the other of the Rating Agencies, if one has been provided, shall continue to apply. A Credit Rating that rates the Borrower and REIT jointly shall for the purposes of this Agreement constitute a Credit Rating of the Borrower.

Credit Rating Level. One of the following five pricing levels, as applicable, and provided, that the initial Applicable Margin shall be at Credit Rating Level 3:

“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or A3 by Moody’s;

“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;

“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;

“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and

“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Baa3 by Moody’s or there is no Credit Rating.

Default. See §12.1.

Default Rate. See §4.12.

Defaulting Lender. Any Lender that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, (b) (i) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such failure arises from such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent and Borrower that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.12, such

Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person). Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.12(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, rate cap transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

Designated Person. See §6.25.

Development Property. Any Real Estate owned or acquired by Borrower or any of its Subsidiaries and on which the Borrower or any of its Subsidiaries is actively pursuing construction of one or more buildings for primary use as a multifamily property; provided that any such property will no longer be considered to be a Development Property at the earlier to occur of (i) the first date that not less than 90% of the apartment units in such multifamily property are occupied subject to a lease and (ii) such Real Estate having been in operation for six (6) full fiscal quarters.

Directions. See §14.13.

Distribution. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of the Guarantors, the Borrower, or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Guarantors, the Borrower, or any of their respective Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Guarantors, the Borrower, or any of their respective Subsidiaries now or hereafter outstanding.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted in accordance with §4.1.

Electronic System. See §7.4.

Eligible Real Estate. Real Estate:

(a) which is wholly-owned in fee (or leased under a Ground Lease) by Borrower, a Wholly Owned Subsidiary of Borrower or a Controlled JV Entity;

(b) which is located within the continental United States or Hawaii;

(c) which is either (i) Unimproved Land, (ii) a Development Property, (iii) Real Estate that is not income-producing multifamily property, Unimproved Land or Development Property or (iv) an income-producing multifamily property, which contains improvements that are in operating condition and available for occupancy, is currently open for business to the public and has been fully and continuously operating during the immediately preceding three (3) month period, and with respect to which valid certificates of occupancy and all other operating permits and licenses have been validly issued and are in full force and effect.

(d) as to which all of the representations set forth in §6 of this Agreement concerning Unencumbered Property are true and correct; and

(e) which is in compliance with and would not cause a Default or Event of Default under this Agreement.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower, the REIT, any Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. Any Applicable Law whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Substances, mold, drinking water and groundwater (as relates to pollution or contamination), wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, or waste emissions. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and their state and local equivalents, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.).

Equity Interests. With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

Equity Offering. The issuance and sale after the Closing Date by REIT or any of its Subsidiaries of any equity securities of such Person.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidance issued thereunder.

ERISA Affiliate. Any Person which is treated as a single employer with Borrower or its Subsidiaries under §414 of the Code or §4001 of ERISA, and any predecessor entity of any of them.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA as to which the requirement of notice has not been waived or any other event with respect to which the Borrower or an ERISA Affiliate could have liability under ERISA §4062(e) or §4063.

Exchange Act. As defined in the definition of Change of Control.

Excluded Tax. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by Borrower under §4.15 as a result of costs sought to be reimbursed pursuant to §4.4) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Event of Default. See §12.1.

Existing Credit Agreement. As defined in the Recitals hereto.

Existing Credit Facilities. The credit facilities of Borrower more particularly described on Schedule 1.3 hereto.

Existing Letters of Credit. The letters of credit issued by KeyBank and described on Schedule 1.4 hereto.

Extension Request. See §2.11(a).

Facility Fee. See §2.2.

FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds

Effective Rate or, if such rate is not so published for any day that is a Business Day the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. In the event that the Federal Funds Effective Rate shall be less than zero, then for the purposes of this Agreement the Federal Funds Effective Rate shall be deemed to be zero.

Foreign Lender. A Lender that is not a U.S. Person.

Fronting Exposure. At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.

Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

Governmental Authority. Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator, in each case exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and with authority to bind the applicable party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

Ground Lease. An unsubordinated ground lease as to which no default or event of default has occurred and is continuing or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options exercisable at lessee’s sole option) of thirty (30) years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors. Collectively, the Persons, if any, that are party to the Guaranty (including all guarantors pursuant to §5.2), and individually any one of them.

Guaranty. The Unconditional Guaranty of Payment and Performance given, if required by the terms of this Agreement, by the Guarantors, if any, to and for the benefit of Agent and the Lenders, as the same may be modified, amended, restated or ratified, such Guaranty to be in the form attached hereto as Exhibit H.

Hazardous Substances. Each and every element, compound, chemical mixture, contaminant, pollutant, toxic substances, oil, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(ii) “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder; and

(iii) “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder.

Increase Date. See §2.10(a).

Increase Notice. See §2.10(a).

Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit (but only to the extent of any outstanding balance), (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligation of such Person as a lessee or obligor under a Capitalized Lease; (d) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Indebtedness of such Person or any of its Subsidiaries if such other Indebtedness appears as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; (e) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be solely satisfied by the issuance of Equity Interests); (f) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; and (g) such Person’s Unconsolidated Allocation Percentage of the Indebtedness of any Unconsolidated Entity of such Person. Indebtedness of any Person shall include Indebtedness of any partnership in which such Person is a general partner to the extent of such Person’s pro rata share of the ownership of such partnership (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Information Materials. See §7.4.

Interest Payment Date. As to each Base Rate Loan, the fifth (5th) day of each calendar month during the term of such Loan. As to each LIBOR Rate Loan, the last day of the applicable Interest Period and on the date such LIBOR Rate Loan is converted or paid in full, provided that in the event that the Interest Period shall be for a period of six (6) months, then interest shall also be payable on the three (3) month anniversary of the commencement of such Interest Period.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii) if the Borrower shall fail to give notice as provided in §4.1(c), the Borrower shall be deemed to have requested a LIBOR Rate Loan with respect to the affected LIBOR Rate Loan with an Interest Period of one month as provided in, and subject to, the terms of §4.1(c);

(iii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the applicable calendar month; and

(iv) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

Issuing Lender. KeyBank, in its capacity as the Lender issuing the Letters of Credit, and any successor thereto. KeyBank shall be the Issuing Lender with respect to the Existing Letters of Credit.

Joinder Agreement. The Joinder Agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to §5.2 by any Guarantor, such Joinder Agreement to be substantially in the form of Exhibit C hereto.

KeyBank. As defined in the preamble hereto.

Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

Lenders. KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18). The Issuing Lender and Swing Loan Lender shall each be a Lender, as applicable.

Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower or its Subsidiaries in accordance with §2.9.

Letter of Credit Liabilities. At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Loan). For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.9, and the Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Lender of their participation interests under such Section.

Letter of Credit Request. See §2.9(a).

LIBOR. For any LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR01 Page (or any successor service, or if such Person no longer reports such rate as reasonably determined by Agent, by another commercially available source providing such quotations approved by Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service or such other Person approved by Agent described above no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. In the event that LIBOR shall be less than zero, then for the purposes of this Agreement, LIBOR shall be deemed to be zero.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate Loans. Those Revolving Credit Loans bearing interest calculated by reference to LIBOR.

Lien. See §8.2.

Loan Documents. This Agreement, the Notes, the Guaranty (if any), the Contribution Agreement (if any), the Joinder Agreement (if any), the Letter of Credit Requests and all other documents, instruments or agreements now or hereafter executed or delivered by the Borrower or a Guarantor, if any, in connection with the Loans.

Loan Request. See §2.6.

Loan and Loans. An individual loan or the aggregate loans (including Revolving Credit Loans and Swing Loans), as the case may be, in the maximum principal amount of $750,000,000.00 (subject to increase in §2.10) to be made by the Lenders hereunder. All Loans shall be made in Dollars. Amounts drawn under Letters of Credit shall also be considered Revolving Credit Loans as provided in §2.9(f).

Manager. Mid-America Apartments, L.P., a Tennessee limited partnership.

Material Acquisition. An acquisition or series of acquisitions by Borrower or any Subsidiary of Borrower that are in excess of ten percent (10%) of Consolidated Total Asset Value immediately prior to such acquisition or series of acquisitions.

Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries considered as a whole; (b) the ability of the Borrower or any Guarantor, if any, to perform any of its obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder.

Material Subsidiary. Any Subsidiary of Borrower which has total asset value that constitutes in excess of five percent (5%) of Consolidated Total Asset Value. For the purposes of this definition, the asset value of each Subsidiary of Borrower shall be calculated consistent with the definition of Consolidated Total Asset Value.

Maturity Date. April 15, 2020, as such date may be extended as provided in §2.11, or such earlier date on which the Loan shall become due and payable pursuant to the terms hereof.

Moody’s. Moody’s Investor Service, Inc. or its successor.

Mortgage Notes. Seller financing notes that the Borrower has received from purchasers of its properties. For purposes of calculations in this Agreement, Mortgage Notes shall be valued in accordance with GAAP (including write-offs for uncollectability).

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) or §4001(a)(3) of ERISA or §414(f) of the Code maintained or contributed to by the Borrower, the REIT, any Guarantor or any ERISA Affiliate.

Net Operating Income. For any Real Estate and for a given period, the sum of the following (without duplication): (a) gross revenues (including interest income) received in the ordinary course from such Real Estate minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Real Estate, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of the REIT, Borrower or any Subsidiary, any property management fees, debt service charges, income taxes, depreciation, amortization, other non-cash expenses, and any extraordinary, non-recurring expense associated with any financing, merger, acquisition, divestiture or other capital transaction) minus (c) a management fee in the amount of three percent (3.0%) of the gross revenues for such Real Estate for such period.

Non-Consenting Lender. See §18.9.

Non-Defaulting Lender. At any time, any Lender that is not a Defaulting Lender at such time.

Non-Recourse Exclusions. With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness; or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

Non-Recourse Indebtedness. Indebtedness of a Person for borrowed money (other than construction completion guaranties with respect to Development Properties) in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Non-Recourse Indebtedness” only to the extent of the amount of such claim) is contractually and solely limited to specific assets of such Person encumbered by a Lien securing such Indebtedness and is not a general obligation of such Person.

Notes. Collectively, the Revolving Credit Notes and the Swing Loan Note.

Notice. See §19.

Obligations. All indebtedness, obligations and liabilities of the Borrower and the Guarantors, if any, to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes, the Letters of Credit or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or arising or incurred after the commencement of any bankruptcy or insolvency proceeding (whether or not the same is allowed as an enforceable claim in such proceeding), direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Permitted Liens. Collectively, (a) Liens for Taxes, assessments and governmental charges not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided, or Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics’, warehousemen’s and other similar Liens arising in the ordinary course of business, securing payment of any liability whose payment is not yet due, and (b) Liens filed by mechanics and materialmen which have been bonded in accordance with statutory lien bonding procedures or which are being diligently contested in good faith, for which appropriate reserves have been established on the books of the Borrower or the Unencumbered Property Subsidiary as required by GAAP.

Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.15 as a result of costs sought to be reimbursed pursuant to §4.4).

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

Participant Register. See §18.4.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens. Liens, security interests and other encumbrances not prohibited by §8.2.

Person. Any individual, corporation, limited liability company, partnership, trust, bank, trust company, land trust, business trust, unincorporated association, joint venture, business, or other legal entity or organization (whether or not a legal entity), or any other nongovernmental entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Preferred Distributions. For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by any of the Consolidated Entities. Preferred Distributions shall not include dividends or distributions (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to any of the Consolidated Entities; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

Preferred Securities. With respect to any Person, Equity Interests in such Person, which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Private Placement Notes. $135,000,000 of unsecured notes issued by Borrower via a private placement on July 29, 2011 and outstanding on the date hereof which includes $50,000,000 of 4.68% Senior Guaranteed Notes (Series A) due July 29, 2018; $72,750,000 of 5.40% Senior Guaranteed Notes (Series B) due July 29, 2021; and $12,250,000 of 5.57% Senior Guaranteed Notes (Series C) due July 29, 2023 and $175,000,000 of unsecured notes issued by Borrower via a private placement on August 31, 2012, September 28, 2012, and November 30, 2012 and outstanding on the date hereof which includes $18,000,000 of 3.15% Senior Guaranteed Notes (Series A) due November 30, 2017; $20,000,000 of 3.61% Senior Guaranteed Notes (Series B) due November 30, 2019; $117,000,000 of 4.17% Senior Guaranteed Notes (Series C) due November 30, 2022; and $20,000,000 of 4.33% Senior Guaranteed Notes (Series D) due November 30, 2024.

Public Lender. See §7.4.

Rating Agencies. S&P and Moody’s, collectively, and Rating Agency means either S&P or Moody’s.

Real Estate. All real property at any time owned or leased (in whole or in part) or operated by the Borrower or any of its Subsidiaries or Unconsolidated Entities and which is located in the continental United States or Hawaii, including, without limitation, the Unencumbered Properties.

Recipient. The Agent and any Lender.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Register. See §18.2.

REIT. Mid-America Apartment Communities, Inc., a Tennessee corporation. Except with respect to clause (c)(ii) of the definition of Change of Control and §§7.18(c) and (d), the definition of REIT shall also include any Wholly Owned Subsidiary of REIT through which REIT owns a limited partnership interest in Borrower.

REIT Status. With respect to a Person, its status as a real estate investment trust as defined in §856(a) of the Code.

Required Filing Date. The respective dates on which the Borrower is required to file with the SEC annual reports and quarterly reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

Required Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is greater than fifty percent (50%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders; provided further that in the event that there are at least two (2) Lenders that are not Defaulting Lenders, in no event shall the “Required Lenders” include less than two (2) Lenders that are not Defaulting Lenders.

Reserve Percentage. For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $750,000,000.00 (subject to increase as provided in §2.10) to be made by the Lenders hereunder as more particularly described in §2. Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.9(f).

Revolving Credit Notes. See §2.1(b).

SEC. The United States Securities and Exchange Commission.

S&P. Standard & Poor’s Ratings Group or its successor.

Sanctions Laws and Regulations. Any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC or any successor to OFAC carrying out functions similar to the foregoing.

Secured Indebtedness. Any Indebtedness of a Person that is secured by a Lien on any Real Estate or on any ownership interests in any other Person or on any other assets, provided that the portion of such Indebtedness included in Secured Indebtedness shall not exceed the sum of the aggregate value of the assets securing such Indebtedness at the time such Indebtedness was incurred, plus the aggregate value of any improvements to such assets, plus the value of any additional assets provided to secure such Indebtedness. Notwithstanding the foregoing, Secured Indebtedness shall exclude Indebtedness that is secured solely by ownership interests in another Person that owns Real Estate which is encumbered by a mortgage securing Indebtedness.

State. A state of the United States of America and the District of Columbia.

Stock Investments. Investment in Persons that are not Unconsolidated Entities or Subsidiaries.

Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Without limiting the foregoing, each Controlled JV Entity is a Subsidiary of the Borrower.

Swing Loan. See §2.4(a).

Swing Loan Commitment. The sum of $75,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

Swing Loan Lender. KeyBank, in its capacity as Swing Loan Lender and any successor thereof.

Swing Loan Note. See §2.4(b).

Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Titled Agents. The Arranger, and any syndication agent or documentation agent.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $750,000,000.00.

Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unconsolidated Allocation Percentage. As of any date of determination with respect to any Unconsolidated Entity, the aggregate percentage ownership interest of the Consolidated Entities in such Unconsolidated Entity as of such date.

Unconsolidated Entity. Any Person in which the Borrower directly or indirectly has an Investment that (a) is not consolidated with Borrower in accordance with GAAP or (b) is not a Subsidiary.

Unencumbered Asset Value. As of the date of determination, without duplication, the sum of the following amounts on such date, all as determined for the Consolidated Entities on a consolidated basis in accordance with GAAP: (i) Unrestricted Cash and Cash Equivalents, (ii) the Capitalized Value of all Unencumbered Properties owned or leased under a Ground Lease by a Consolidated Entity or a Controlled JV Entity (excluding the Capitalized Value of Unencumbered Properties that are classified as Development Properties as of such date and the Capitalized Value of all Unencumbered Properties that were not owned by any Consolidated Entity or Controlled JV Entity for four full fiscal quarters as of such date) which are multifamily properties, (iii) the undepreciated book value of all Unencumbered Properties which are multifamily properties and are owned or in operation by any Consolidated Entity or Controlled JV Entity for less than four (4) full fiscal quarters as of such date and all Unencumbered Properties that are classified as Development Properties as of such date, and (iv) the undepreciated book value of all Unencumbered Properties that are classified as other improved Real Estate owned or leased under a Ground Lease by a Consolidated Entity or Controlled JV Entity that is not a multifamily property or Unimproved Land as of such date. With respect to any Unencumbered Properties that are owned or leased by a Controlled JV Entity, the Unencumbered Asset Value attributable to such Unencumbered Properties shall be equal to Borrower’s pro rata economic share of the Capitalized Value or undepreciated book value, as applicable, of such Unencumbered Property. For purposes of this definition, to the extent (A) the Unencumbered Asset Value attributable to the total of all of Development Properties, Controlled JV Entities, other Real Estate that is not a multifamily property and Unimproved Land would exceed twenty percent (20%) of Unencumbered Asset Value, such excess shall be excluded, and (B) the Unencumbered Asset Value attributable to Controlled JV Entities would exceed ten percent (10%) of Unencumbered Asset Value, such excess shall be excluded.

Unencumbered Properties. Eligible Real Estate which satisfy all conditions set forth in §7.16(a), or which have been included in the calculation of Unencumbered Asset Value pursuant to §7.16(b). The initial properties designated by the Borrower to be Unencumbered Properties are described on Schedule 1.2 hereto.

Unencumbered Property Subsidiary. As defined in §7.16(a)(i). Each Subsidiary of the Borrower or Controlled JV Entity which is or becomes a Guarantor pursuant to §5.2(a) shall be an Unencumbered Property Subsidiary.

Unimproved Land. Land on which no development (other than improvements that are not material and are temporary in nature) has occurred and on which no development is scheduled to occur within the following twelve (12) months.

Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). Notwithstanding the foregoing, however, cash held in escrow in connection with the completion of “like-kind” exchanges pursuant to Section 1031 of the Code shall be deemed to be cash of the Borrower for purposes hereof. As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, cash trap, negative pledge, reserves or Liens or claims of any kind in favor of any Person.

Unsecured Indebtedness. With respect to the Borrower and its Subsidiaries as of any date of determination, the Indebtedness of such Persons which is not Secured Indebtedness.

U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate. See §4.4(g).

Wholly Owned Subsidiary. As to a Person, any Subsidiary of such first Person that is directly or indirectly owned one hundred percent (100%) by such first Person.

Withholding Agent. The Borrower, any Guarantor and the Agent, as applicable.

§1.2 Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification of such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f) The words “include”, “includes” and “including” are not limiting.

(g) The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i) Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k) For the purposes of calculating the covenants set forth in §§9.1-9.4 hereof, Indebtedness shall at all times be valued at the full stated principal amount thereof.

§2. THE CREDIT FACILITY.

§2.1 Revolving Credit Loans.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.6, such sums as are requested by the Borrower for the purposes set forth in §2.8 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender’s Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing or would arise as a result thereof; and provided, further, that the outstanding principal amount of the Revolving Credit Loans and Swing Loans and the Letter of Credit Liabilities (after giving effect to all amounts requested), shall not at any time exceed the Total Commitment or cause a violation of the covenants set forth in §9.1. The Revolving Credit Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of Borrower set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Lender that such conditions have not been satisfied. No Lender shall have any obligation to make Revolving Credit Loans to the Borrower in the maximum aggregate principal outstanding balance of more than the principal face amount of its Revolving Credit Note.

(b) The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Revolving Credit Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in the principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on Agent’s Record shall be prima facie evidence, absent manifest error, of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. By delivery of the Revolving Credit Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the “Revolving Credit Notes” as defined in the Existing Credit Agreement, which indebtedness is instead allocated among the Lenders as of the date hereof and evidenced by this Agreement and the Revolving Credit Notes in accordance with their respective Commitment Percentages.

§2.2 Facility Fee. The Borrower agrees to pay to the Agent for the account of the Lenders in accordance with their respective Commitment Percentages a facility fee (the “Facility Fee”) calculated at the rate per annum set forth below based upon the applicable Credit Rating Level on the Total Commitment:

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.125%
Credit Rating Level 2	0.15%
Credit Rating Level 3	0.20%
Credit Rating Level 4	0.25%
Credit Rating Level 5	0.30%

The Facility Fee shall be calculated for each day and shall be payable quarterly in arrears on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.3, with a final payment on the Maturity Date. The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of a change.

§2.3 Reduction and Termination of the Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce the Total Commitments by $5,000,000 or an integral multiple of $500,000 in excess thereof (provided that in no event shall the Total Commitment be reduced in such manner to an amount less than twenty-five percent (25%) of the largest Total Commitment ever existing under this Agreement) or to terminate entirely the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans and Swing Loans and the Letter of Credit Liabilities would exceed the Commitments of the Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this §2.3, the Agent will notify the Lenders of the substance thereof. Any reduction of the Commitment shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the maximum amount of Swing Loans and available Letters of Credit. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any Facility Fee under §2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

§2.4 Swing Loan Commitment.

(a) Subject to the terms and conditions set forth in this Agreement, Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.4, such sums as are requested by the Borrower for the purposes set forth in §2.8 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing or would arise as a result thereof; and (ii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans and Letter of Credit Liabilities (after giving effect to all amounts requested), shall not at any time exceed the Total Commitment or cause a violation of the covenants set forth in §9.1. Notwithstanding anything to the contrary contained in this §2.4, the Swing Loan Lender shall not be obligated to make any Swing Loan at a time when any other Lender is a Defaulting Lender, unless the Swing Loan Lender is satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.12(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. Swing Loans shall constitute “Loans” for all purposes hereunder. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §10 and §11 have been satisfied on the date of such funding. The Swing Loan Lender may assume that the conditions in §10 and §11 have been satisfied unless Swing Loan Lender has received written notice from a Lender that such conditions have not been satisfied. Each Swing Loan shall be due and payable within five (5) Business Days of the date such Swing Loan was provided and the Borrower hereby agrees (to the extent not repaid as contemplated by §2.4(d) below) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided. No Swing Loan may be refinanced by another Swing Loan.

(b) The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit B hereto (the “Swing Loan Note”), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing

Loan Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Lender’s Record shall be prima facie evidence, absent manifest error, of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due. By delivery of the Swing Loan Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the “Swing Loan Note” as defined in the Existing Credit Agreement, which indebtedness is instead evidenced by this Agreement and the Swing Loan Note as defined in this Agreement

(c) Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer no later than 11:00 a.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the minimum amount of $500,000.00) and providing the wire instructions for the delivery of the Swing Loan proceeds. The Loan Request shall also contain the statements and certifications required by §2.6(i) and (ii). Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall be a Base Rate Loan and shall bear interest at the rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The proceeds of the Swing Loan will be disbursed by wire by the Swing Loan Lender to the Borrower no later than 1:00 p.m. (Cleveland time) on the Drawdown Date.

(d) The Swing Loan Lender shall, within two (2) Business Days after the Drawdown Date with respect to such Swing Loan, request each Lender, including the Swing Loan Lender, to make a Revolving Credit Loan pursuant to §2.1 in an amount equal to such Lender’s Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) of the second (2nd) Business Day after the Drawdown Date with respect to such Swing Loan, Agent shall notify the Lenders that such Revolving Credit Loan shall be a LIBOR Rate Loan with an Interest Period of one (1) month, provided that the making of such LIBOR Rate Loan will not be in contravention of any other provision of this Agreement, or if the making of a LIBOR Rate Loan would be in contravention of this Agreement, then such notice shall indicate that such loan shall be a Base Rate Loan. The Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §2.4(d) shall be considered a Revolving Credit Loan pursuant to §2.1. Unless any of the events described in paragraph (g), (h) or (i) of §12.1 shall have occurred (in which event the procedures of §2.4(e) shall apply), each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

(e) If for any reason a Swing Loan cannot be refinanced by a Revolving Credit Loan pursuant to §2.4(d), each Lender will, on the date such Revolving Credit Loan pursuant to §2.4(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Commitment Percentage of such Swing Loan. Each Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

(f) Whenever at any time after the Swing Loan Lender has received from any Lender such Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.

(g) Each Lender’s obligation to fund a Revolving Credit Loan as provided in §2.4(d) or to purchase participation interests pursuant to §2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower or Guarantors, if any, may have against the Swing Loan Lender, the Borrower or Guarantors, if any, the REIT, or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or Guarantors, if any, or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower, Guarantors, if any, or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and Swing Loan Lender as against such Lender as a Revolving Credit Loan which was not funded by the non-purchasing Lender, thereby making such Lender a Defaulting Lender. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each Lender under its Commitment.

(h) Upon demand by the Agent or the Swing Loan Lender at any time while a Lender is a Defaulting Lender, the Borrower shall deliver to the Agent for the benefit of the Swing Loan Lender within one (1) Business Day of such demand, cash collateral or other credit support satisfactory to the Swing Loan Lender in its sole discretion in an amount equal to such Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swing Loans then outstanding.

§2.5 Interest on Loans.

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin.

(b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin.

(c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and on any earlier date on which the Commitments shall terminate as provided in §2.3.

(d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.6 Requests for Revolving Credit Loans. Except with respect to the initial Revolving Credit Loan on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit D hereto (or telephonic notice confirmed in writing in the form of Exhibit D hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans. Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date. Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.8) and (ii) a certification by an Authorized Officer that the Borrower and Guarantors, if any, are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $500,000.00 in excess thereof; provided, however, that there shall be no more than ten (10) different Interest Periods for LIBOR Rate Loans outstanding at any one time.

§2.7 Funds for Loans.

(a) Not later than 12:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment

Percentage of the amount of the requested Revolving Credit Loans which may be disbursed pursuant to §2.1. Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Lenders, as applicable, as instructed by Borrower not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Revolving Credit Loans.

(b) Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus one percent (1%).

§2.8 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit solely to pay closing costs in connection with this Agreement and refinance the Existing Credit Facilities, finance acquisitions and development, and for general corporate purposes.

§2.9 Letters of Credit.

(a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit E hereto (a “Letter of Credit Request”) to the Issuing Lender, or amend or extend such Letter of Letters of Credit, provided that (i) no Default or Event of Default shall have occurred and be continuing or would arise as a result thereof, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed $75,000,000.00, (iii) in no event shall the sum of (A) the Outstanding Revolving Credit Loans and Swing Loans and (B) the aggregate amount of Letter of Credit Liabilities (after giving effect to all Letters of Credit requested) exceed the Total Commitment or cause a violation of the covenants set forth in §9.1, (iv) the conditions set forth in §§10 and 11 shall have been satisfied, (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit; and (vi) unless agreed to by the Issuing

Lender, the Borrower shall not request and the Issuing Lender shall not be required to issue, a Letter of Credit with a face amount of less than $100,000.00. Notwithstanding anything to the contrary contained in this §2.9, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.12(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending on the date which is thirty (30) days prior to the Maturity Date (but in any event the term shall not extend beyond the Maturity Date). Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance or (ii) the Maturity Date; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Maturity Date; provided further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration of not more than one year beyond the Maturity Date so long as the Borrower delivers to the Agent no later than 30 days prior to the Maturity Date cash collateral for such Letter of Credit for deposit into the Collateral Account in an amount equal to the maximum amount available to be drawn under such Letter of Credit. The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Loan. The Issuing Lender shall promptly notify the Lenders of the issuance of any Letter of Credit, including the amount thereof. The Existing Letters of Credit shall upon the Closing Date be deemed to be Letters of Credit under this Agreement.

(b) Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of §2.8 of this Agreement), and (ii) a certification by an Authorized Officer that the Borrower and Guarantors, if any, are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit F attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c) The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.9(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender and Borrower in their reasonable discretion.

(d) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit. No Lender’s obligation to participate in a Letter of Credit shall be affected by any other Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e) Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fee calculated at the rate of one-eighth of one percent (0.125%) per annum of the amount available to be drawn under such Letter of Credit (which fee shall not be less than $1,500 in any event), and (ii) for the accounts of the Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to LIBOR Rate Loans on the amount available to be drawn under such Letter of Credit. Such fees under §2.9(e)(ii) shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each fiscal quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance and documentation charges for Letters of Credit issued from time to time by Issuing Lender.

(f) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, Issuing Lender shall promptly notify the Borrower thereof. In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Base Rate Loan under this Agreement) and the Agent shall promptly notify Borrower and each Lender by electronic mail, telephone (confirmed in writing) or other similar means of transmission, and each Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Lender’s Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Lender shall not make such amount available on the Business Day on which such draw is funded, such Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate plus one percent (1.0%). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this §2.9(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5. The failure of any Lender to make funds available to the Agent in such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Agent pursuant to this
§2.9(f).

(g) If after the issuance of a Letter of Credit pursuant to §2.9(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Lender will, on the date such Revolving Credit Loan pursuant to §2.9(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h) Whenever at any time after the Issuing Lender has received from any Lender any such Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j) The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, electronic mail or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit;

and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

(k) Upon demand by the Agent or the Issuing Lender at any time while a Lender is a Defaulting Lender, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender within one (1) Business Day of such demand, cash collateral or other credit support satisfactory to the Issuing Lender in its sole discretion in an amount equal to such Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Letter of Credit Liabilities then outstanding.

§2.10 Increase in Total Commitment.

(a) Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.10, the Borrower shall have the option from time to time prior to the Maturity Date to request one or more increases in the Total Commitment to not more than $1,500,000,000.00 (less the amount of any reductions of the Total Commitments under §2.3) by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $25,000,000.00 and increments of $5,000,000.00 in excess thereof (or such smaller amounts as the Agent may approve). Upon receipt of any Increase Notice, the Agent shall consult with Arrangers and shall notify the Borrower of the amount of facility fees to be paid to any Lenders who provide an additional Commitment in connection with such increase in the Total Commitment (which shall be in addition to the fees to be paid to Agent or to the Arrangers pursuant to the Agreement Regarding Fees). If the Borrower agrees to pay the facility fees so determined, then the Agent shall send a notice to all Lenders (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Commitment and of the facility fees to be paid with respect thereto. Each Lender who desires to provide an additional Commitment upon such terms shall provide Agent with a written commitment letter specifying the amount of the additional Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Borrower, the Agent and the Arrangers shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis as they shall reasonably agree. If the additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent, Arrangers or the Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be reasonably acceptable to Agent, Arrangers and the Borrower) to become a Lender and provide an additional Commitment. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Increase Date”). In no event shall any Lender be obligated to provide an additional Commitment.

(b) On any Increase Date the outstanding principal balance of the Loans and participation in Letters of Credit shall be reallocated among the Lenders such that after the applicable Increase Date the outstanding principal amount of Loans owed to and participations in Letters of Credit of each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Increase Date) of the Outstanding principal amount of all Loans and Letters of Credit Outstanding. On any Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. The funds so advanced shall be Base Rate Loans until converted to LIBOR Rate Loans which are allocated among all Lenders based on their Commitment Percentages.

(c) Upon the effective date of each increase in the Total Commitment pursuant to this §2.10 the Agent may unilaterally revise Schedule 1.1 and the Borrower shall execute and deliver to the Agent new Notes for each Lender whose Commitment has changed so that the principal amount of such Lender’s Note shall equal its Commitment. The Agent shall deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be promptly surrendered by such Lenders to Borrower. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Increase Date and shall otherwise be in substantially the form of the replaced Notes. Simultaneously with the issuance of any new Notes pursuant to this §2.10(c), if required by the Agent, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Notes shall be canceled and promptly returned to the Borrower.

(d) Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Lenders to increase the Total Commitment pursuant to this §2.10 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:

(i) The Borrower shall pay (A) to the Agent those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase, and (B) to the Arrangers such facility fees as the Lenders who are providing an additional Commitment may require to increase the aggregate Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances. The Arrangers shall pay to the Lenders acquiring the increased Commitment certain fees pursuant to their separate agreement; and

(ii) On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default; and

(iii) The representations and warranties made by the Borrower and the Guarantors, if any, in the Loan Documents or otherwise in connection therewith on or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Commitment is increased, both immediately before and after the Total Commitment is increased (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects); and

(iv) The Borrower and the Guarantors, if any, shall execute and deliver to Agent and the Lenders such additional documents, instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase; and

(v) The Borrower and the Guarantors, if any, shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

§2.11 Extension of Maturity Date. The Borrower shall have the one-time right and option to extend the initial Maturity Date to October 15, 2020, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(a) Extension Request. The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension). Any such Extension Request shall be irrevocable and binding on the Borrower.

(b) Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to seven and one-half (7.5) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(d) Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors, if any, in the Loan Documents or otherwise in connection therewith on or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects).

§2.12 Defaulting Lenders.

(a) If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.12(d).

(b) Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right. If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.12(d).

(c) During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.9(g) or Swing Loans pursuant to §2.4(e) shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages (computed without giving effect to the Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §10 and §11 are satisfied at the time of such reallocation (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects), and (iv) the aggregate obligation of each Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (A) the Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Commitment Percentage of outstanding Letter of Credit Liabilities and Swing Loans. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d) Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §10 and §11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Lenders pro rata in accordance with their Commitment Percentages without regard to §2.12(c), prior to being applied to the payment of any Revolving Credit Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.12(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loan, shall not be considered outstanding principal under this Agreement.

(e) Within five (5) Business Days of demand by the Issuing Lender or Swing Loan Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender and Swing Loan Lender (after giving effect to §2.4(a), §2.9(a) and §2.12(c)) on terms satisfactory to the Issuing Lender and/or Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in the Collateral Account as collateral for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of outstanding Letter of Credit Liabilities and Swing Loans. Moneys in the Collateral Account deposited pursuant to this section shall be applied by the Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

(f) (i) Each Lender that is a Defaulting Lender shall not be entitled to receive any Facility Fee pursuant to §2.2 for any period during which that Lender is a Defaulting Lender.

(ii) Each Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to §2.9(e) for any period during which that Lender is a Defaulting Lender.

(iii) With respect to any Facility Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.12(c), (y) pay to the Issuing Lender and Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

(g) If the Borrower (if no Default or Event of Default has occurred and is continuing) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to §2.12(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

§3. REPAYMENT OF THE LOANS.

§3.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Revolving Credit Loans and Swing Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2 Mandatory Prepayments. If at any time the sum of the aggregate outstanding principal amount of the Revolving Credit Loans and Swing Loans and the aggregate Letter of Credit Liabilities exceeds the Total Commitment then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders, as applicable, for application to the Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.

§3.3 Optional Prepayments.

(a) The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans and Swing Loans, as a whole or in part, at any time and from time to time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.

(b) The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3 of LIBOR Rate Loans unless a shorter notice period is agreed to in writing by the Agent, and one (1) Business Day’s prior written notice of any prepayment pursuant to this §3.3 of Base Rate Loans, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent). Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

§3.4 Partial Prepayments. Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $100,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2 and §3.3 shall be applied first to the principal of any Outstanding Swing Loans, then to the principal of Revolving Credit Loans. In the absence of instruction by the Borrower, prepayments shall be applied first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans.

§3.5 Effect of Prepayments. Amounts of the Loans prepaid under §3.2 and §3.3 prior to the Maturity Date may be reborrowed as provided in §2.

§4. CERTAIN GENERAL PROVISIONS.

§4.1 Conversion Options.

(a) The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans to a Revolving Credit Loan of another Type and such Revolving Credit Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $500,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than ten (10) different Interest Periods for LIBOR Rate Loans outstanding at any one time unless all of the Lenders otherwise consent in writing; and (iii) no Loan may be converted into a LIBOR Rate Loan when any

Default or Event of Default has occurred and is continuing. All or any part of the outstanding Revolving Credit Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $100,000.00 or a LIBOR Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $500,000.00. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower. The Agent shall promptly notify the Lenders of the applicable LIBOR or Base Rate.

(b) Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c) Subject to the proviso in the preceding clause (b), in the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a LIBOR Rate Loan for an Interest Period of one month unless such Interest Period shall be greater than the time remaining until the Maturity Date, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2 Fees. The Borrower agrees to pay to KeyBank, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Agent and Arrangers for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated August 31, 2015 between the Borrower, KeyBank, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and the Arrangers (the “Agreement Regarding Fees”). All such fees shall be fully earned when paid and nonrefundable under any circumstances.

§4.3 Agent’s Fee. The Borrower shall pay to Agent, for the Agent’s own account, an annual administration fee as provided in the Agreement Regarding Fees. The Agent’s fee shall be payable as provided in the Agreement Regarding Fees.

§4.4 Funds for Payments.

(a) All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. If not received by 2:00 p.m. (Cleveland time) on the day when due, the Agent is hereby authorized to charge the accounts of the Borrower with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the

Swing Loan Lender) under the Loan Documents. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b) All payments by the Borrower or any Guarantor hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) The Borrower and any Guarantor shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower and any Guarantor shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e) Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and each Guarantor, if any, to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.

(f) As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this §4.4, the Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.4 (including by the payment of additional amounts pursuant to this §4.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(i) Each party’s obligations under this §4.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j) The obligations of the Borrower to the Lenders (including the Swing Loan Lender) under this Agreement (and of the Lenders to make payments to the Issuing Lender with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower, or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§4.5 Computations. All computations of interest on the LIBOR Rate Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on Base Rate Loans (including Base Rate Loans determined by reference to the LIBOR Rate) shall be based on a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.6 Suspension of LIBOR Rate Loans. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent reasonably determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

§4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by Borrower hereunder.

§4.8 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. The Borrower understands, agrees and acknowledges the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) the Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

(b) materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c) impose or increase or render applicable any special deposit, reserve (other than the Reserve Percentage), assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii) to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or Letters of Credit, or

(iii) to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.10 Capital Adequacy. If after the date hereof any Lender in good faith determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or liquidity (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital or liquidity as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy or liquidity and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender. For purposes of §4.9 and §4.10, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.

§4.11 Breakage Costs. The Borrower shall pay all Breakage Costs required to be paid by them pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.

§4.12 Default Interest. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to two percent (2.0%) above an amount equal to the sum of the Base Rate plus the Applicable Margin in effect from time to time (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment) and the fee payable with respect to Letters of Credit shall be increased to a rate equal to two percent (2.0%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.

§4.13 Certificate. A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

§4.14 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, if any, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This Section shall control all agreements between or among the Borrower, the Guarantors, if any, the Lenders and the Agent.

§4.15 Certain Provisions Relating to Increased Costs. If a Lender gives notice of the existence of the circumstances set forth in §4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.9 or §4.10, then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.9 or §4.10 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, the Borrower shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent and Borrower shall endeavor to obtain a new Lender to acquire such remaining Commitment that is reasonably acceptable to Agent and Borrower. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender, shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§5. UNSECURED OBLIGATIONS; GUARANTY.

§5.1 Unsecured Obligations. The Lenders have agreed to make the Loans to the Borrower and issue Letters of Credit for the account of the Borrower on an unsecured basis.

§5.2 Guarantors.

(a) In the event that (i) Borrower determines that certain Real Estate of a Wholly Owned Subsidiary of the Borrower or a Controlled JV Entity is to be included as an Unencumbered Property and (ii) such Wholly Owned Subsidiary of the Borrower or Controlled JV Entity, as applicable, has incurred, acquired, suffered to exist or otherwise is liable with respect to Unsecured Indebtedness, the Borrower shall, as a condition to such inclusion, cause each such Wholly Owned Subsidiary or Controlled JV Entity, as applicable, to execute and deliver to Agent a Joinder Agreement (and if such Wholly Owned Subsidiary or Controlled JV Entity is the first Guarantor, then such Subsidiary shall execute and deliver the Guaranty and such Subsidiary and Borrower shall execute and deliver the Contribution Agreement), and such Wholly Owned Subsidiary or Controlled JV Entity, as applicable, shall become a Guarantor hereunder. Further, as a condition to any Subsidiary of the Borrower or Controlled JV Entity, as applicable, that owns an Unencumbered Property or other assets the value of which is then included in the determination of Unencumbered Asset Value incurring, acquiring, suffering to exist or otherwise becoming liable with respect to Unsecured Indebtedness, Borrower shall cause such Subsidiary or Controlled JV Entity, as applicable, to execute and deliver to Agent a Joinder Agreement (and if such Subsidiary or Controlled JV Entity is the first Guarantor, then such Subsidiary shall execute and deliver the Guaranty and such Subsidiary and Borrower shall execute and deliver the Contribution Agreement), and such Subsidiary or Controlled JV Entity, as applicable, shall become a Guarantor hereunder.

(b) Borrower shall cause any Subsidiary of the Borrower that is the borrower or co-borrower under, guarantees, or otherwise becomes obligated in respect of, any Unsecured Indebtedness of the Borrower or any other Subsidiary of the Borrower, to simultaneously execute and deliver to Agent a Joinder Agreement (and if such Subsidiary is the first Guarantor, then such Subsidiary shall execute and deliver the Guaranty and such Subsidiary and Borrower shall execute and deliver the Contribution Agreement), and such Subsidiary shall become a Guarantor hereunder.

(c) Any Subsidiary or Controlled JV Entity subject to clauses (a) or (b) above shall not be restricted by its respective organizational documents and Applicable Law, from serving as a Guarantor hereunder. The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Guarantors, if any, to be true and correct with respect to each such Subsidiary, or Controlled JV Entity. In connection with the delivery of the Guaranty or such Joinder Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

§5.3 Release of a Guarantor.

(a) Contemporaneously with the effectiveness of this Agreement, the Lenders and the Agent hereby release the REIT as a Guarantor under the “Guaranty” (as defined in the Existing Credit Agreement) and confirm that the original Guaranty executed in connection with the Existing Credit Agreement is terminated.

(b) The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Guarantor from the Guaranty so long as: (a) no Default or Event of Default shall then be in existence or would occur as a result of such release; (b) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release (or such shorter period as may be acceptable to the Agent in its sole discretion); and (c) such Guarantor is no longer required to be a Guarantor pursuant to the terms of §5.2(a) or (b). Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

§6. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Lenders as follows.

§6.1 Corporate Authority, Etc.

(a) Incorporation; Good Standing. REIT is a corporation duly organized pursuant to its charter filed with the Tennessee Secretary of State, and is validly existing and in good standing under the laws of Tennessee. REIT is organized and conducts its business in a manner which enables it to qualify as a real estate investment trust under, and is entitled to the benefits of, §856 of the Code, and has elected to be treated as a real estate investment trust pursuant to the Code. The Borrower is a limited partnership duly organized pursuant to its certificate of limited partnership filed with the Tennessee Secretary of State, and is validly existing and in good standing under the laws of Tennessee. The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdictions where the Unencumbered Properties owned or leased by it are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could reasonably be expected to have a Material Adverse Effect.

(b) Subsidiaries. Each of the REIT and the Subsidiaries of the Borrower (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where an Unencumbered Property owned or leased by it is located and in each other jurisdiction where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors, if any, is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

(d) Enforceability. This Agreement and the other Loan Documents to which the Borrower or any of the Guarantors, if any, is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

§6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor, if any, is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained except for those filings after the date hereof as may be required as a publicly traded entity.

§6.3 Title to Properties. Except as indicated on Schedule 6.3 hereto, the Borrower and its Subsidiaries own or lease all of the assets reflected in the pro-forma consolidated balance sheet of the Borrower as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course since that date) subject to no Liens except Permitted Liens.

§6.4 Financial Statements. The Borrower has furnished to Agent: (a) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of business on Balance Sheet Date and the related unaudited consolidated statement of income and cash flow as of the close of business on Balance Sheet Date certified by the chief financial officer, treasurer or other senior financial officer of the REIT, acting as general partner of the Borrower, reasonably acceptable to Agent, (b) as of the Closing Date, an unaudited statement of Net Operating Income for each of the Unencumbered Properties for the period ending June 30, 2015, reasonably satisfactory in form to the Agent and certified by the chief financial officer, treasurer or other senior financial officer of the REIT, acting as general partner of the Borrower, reasonably acceptable to Agent as fairly presenting the Net Operating Income for such Unencumbered Properties for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors, if any, and the Real Estate (including, without limitation, the Unencumbered Properties). Such balance sheet and statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for such periods, subject to normal year-end audit adjustments and the absence of footnotes. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts that are required by GAAP to be disclosed in such financial statements that are not disclosed in said financial statements and the related notes thereto.

§6.5 No Material Changes. Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, there has occurred no materially adverse change in the financial condition, prospects or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, or their consolidated statement of income or cash flows for the fiscal quarter then ended, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, prospects, operations or business activities of any of the Unencumbered Properties from the condition shown on the statements of income delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, prospects, operation or financial condition of such Unencumbered Property.

§6.6 Franchises, Patents, Copyrights, Etc. The Borrower, the REIT, and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect.

§6.7 Litigation. Except as specifically disclosed in writing to and approved in writing by Agent and the Lenders, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened in writing against the Borrower or any of its Subsidiaries or the REIT before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which if adversely determined could reasonably be expected to cause a Default, or Event of Default or have a Material Adverse Effect. As of the Closing Date there are no judgments, final orders or awards outstanding against or affecting the Borrower, any of its Subsidiaries or the REIT individually or in the aggregate in excess of $1,000,000.00 or any Unencumbered Property.

§6.8 No Material Adverse Contracts, Etc. None of the Borrower, the REIT or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction that has had, or could reasonably be expected to have, a Material Adverse Effect. None of the Borrower, the REIT, or any of their respective Subsidiaries is in default (taking into account all applicable cure periods, if any) of any contract or agreement that has had or could reasonably be expected to have a Material Adverse Effect.

§6.9 Compliance with Other Instruments, Laws, Etc. None of the Borrower, the REIT or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.10 Tax Status. Each of the Borrower, the REIT and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply that has had or could reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim that has had or could reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, the REIT or their respective Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, Borrower has provided the taxpayer identification number for the Borrower, and the REIT to the Agent and the Lenders.

§6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

§6.12 Investment Company Act. None of the Borrower, the REIT nor any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13 Partners and the REIT. REIT is the sole general partner of the Borrower and as of the Closing Date owns not less than ninety-three percent (93%) of the partnership interest in the Borrower.

§6.14 Employee Benefit Plans. The Borrower, the REIT and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan where failure to comply has had or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, the REIT nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA, in each case where failure to comply has had or could reasonably be expected to have a Material Adverse Effect. None of the Unencumbered Properties constitutes a “plan asset” within the meaning of ERISA and the Code.

§6.15 Disclosure. All of the representations and warranties made by the Borrower and the Guarantors, if any, in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects. All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by the Borrower, the REIT or any of their respective Subsidiaries is and will be true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein and in light of the circumstances under which they were made not misleading. The written information, reports and other papers and data with respect to the Borrower, the REIT any Subsidiary or the Unencumbered Properties (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports or any other documents (excluding financial statements or reports) prepared by third parties or legal conclusions or analysis provided by the Borrower’s counsel (although the Borrower has no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower and the Guarantors, if any (except to the extent the related assumptions were when made manifestly unreasonable).

§6.16 Regulations T, U and X. No portion of any Loan or Letter of Credit is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor, if any, is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.17 Environmental Compliance. None of the Borrower, its Subsidiaries nor to the best knowledge and belief of the Borrower and the Guarantors any operator or manager of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any Environmental Law that has had or could reasonably be expected to have a Material Adverse Effect.

§6.18 Subsidiaries; Organizational Structure. Schedule 6.18(a) sets forth, as of the date hereof, all of the Subsidiaries of the Borrower, the form and jurisdiction of organization of each of the Subsidiaries, and the owners of the direct and indirect ownership interests therein. Schedule 6.18(b) sets forth, as of the Closing Date, all of the Unconsolidated Entities of the Borrower and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Entities, Borrower’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Entity. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.18(a) or, to the knowledge of the Borrower with respect to interests not owned directly or indirectly by Borrower, Schedule 6.18(b) except as set forth on such Schedules. Each Unencumbered Property Subsidiary (other than the Controlled JV Entities) is a Wholly Owned Subsidiary of the Borrower. Each Controlled JV Entity satisfies the requirements of this Agreement to be a Controlled JV Entity.

§6.19 Property. All of the Unencumbered Properties, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear. All of the other Real Estate of the Borrower and its Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear, except where such defects have not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Unencumbered Properties, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands, tidelands, and Environmental Laws. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Unencumbered Properties which are payable by the Borrower, any Guarantor, if any, or any other Unencumbered Property Subsidiary (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement or taxes which in the aggregate do not exceed $1,000,000.00 as to which no proceedings to enforce the payment thereof have commenced). Each Unencumbered Property which is a multifamily property and which is a phase of a larger project either has on such Unencumbered Property a leasing office, clubhouse and other amenities for such project or has access to each of the foregoing on the adjoining phase through a perpetual insured easement.

§6.20 Other Debt. As of the Closing Date only, none of the Borrower, the REIT, the Guarantors, if any, nor any of their respective Subsidiaries is in default of the payment of any Indebtedness or has received written notice that it is in default of the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement or indenture to which any of them is a party. None of the Borrower, the REIT, the Guarantors, if any, or any of their respective Subsidiaries is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of any such Person. As of the Closing Date only, no Subsidiary of Borrower or Controlled JV Entity is required to be a Guarantor pursuant to §5.2.

§6.21 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of its assets exceeds the sum of its liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

§6.22 No Bankruptcy Filing. None of the Borrower, the REIT, or the Guarantors, if any, is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor, if any.

§6.23 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.24 Transaction in Best Interests of Borrower and Guarantors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and each of the Guarantors, if any, and, to Borrower’s belief, the creditors of such Persons. The direct and indirect benefits to inure to the Borrower and the Guarantors, if any, pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the Guarantors, if any, pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor, if any, to be a guarantor of the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, the Guarantors, if any, and their respective Subsidiaries to have available financing to conduct and expand their business. The Borrower and the Guarantors, if any, further acknowledge and agree that the Borrower and the Guarantors, if any, constitute a single integrated and common enterprise and that each receives a benefit from the availability of credit under this Agreement.

§6.25 OFAC. None of the Borrower, the REIT, the Guarantors, if any, or their respective Subsidiaries is (or will be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons (any such Person, a “Designated Person”). In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender deems necessary from time to time in order to ensure compliance with all Applicable Laws concerning money laundering and similar activities. Neither Borrower, the REIT, nor any Subsidiary, director or officer of Borrower, the REIT or any Guarantor or, to the knowledge of Borrower, any Affiliate, agent or employee of Borrower, the REIT or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.

§6.26 Unencumbered Properties. Schedule 1.2 is a correct and complete list of all Unencumbered Properties as of the Closing Date. Each of the Unencumbered Properties included by the Borrower in calculation of the compliance of the covenants set forth in §9 satisfies all of the requirements contained in this Agreement for the same to be included therein.

§7. AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

§7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

§7.2 Maintenance of Office. The Borrower and the Guarantors, if any, will maintain their respective chief executive office at 6584 Poplar Avenue, Memphis Tennessee 38138, or at such other place in the United States of America as the Borrower shall designate upon thirty (30) days prior written notice to the Agent, where notices, presentations and demands to or upon the Borrower or the Guarantors, if any, in respect of the Loan Documents may be given or made.

§7.3 Records and Accounts. The Borrower and the Guarantors, if any, will keep, and cause each of their respective Subsidiaries and the REIT to keep true and accurate records and books of account with full, true and correct entries in accordance with GAAP. Neither the Borrower, any Guarantor, nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, change its fiscal year. Agent and the Lenders acknowledge that the Borrower’s fiscal year is a calendar year.

§7.4 Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders:

(a) within ten (10) days of the filing of the Borrower’s Form 10-K with the SEC, if applicable, but in any event not later than one hundred twenty (120) days after the end of the Borrower’s fiscal year, the audited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or treasurer of REIT, acting as general partner of the Borrower or another senior financial officer of REIT, acting as general partner of the Borrower, reasonably acceptable to Agent that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification by a nationally recognized accounting firm approved by the Agent and who shall have authorized the Borrower to deliver such financial statements and certification thereof to Agent and the Lenders, and any other information the Lenders may reasonably request to complete a financial analysis of the Borrower and its Subsidiaries;

(b) within ten (10) days of the filing of the Borrower’s Form 10-Q with the SEC, if applicable, but in any event not later than sixty (60) days after the end of each fiscal quarter of each year, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or treasurer of the REIT, acting as general partner of the Borrower, or another senior financial officer of the REIT, acting as general partner of the Borrower, reasonably acceptable to Agent that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the chief financial officer or treasurer of REIT, acting as general partner of the Borrower, or another senior financial officer of REIT, acting as general partner of the Borrower, reasonably acceptable to Agent in the form of Exhibit G hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date. All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by a list of the Net Operating Income and Adjusted Net Operating Income for such fiscal quarter for each of the Unencumbered Properties, and a list of the Unencumbered Properties (and identifying which are owned or leased by Controlled JV Entities), together with a certification by the chief financial officer or treasurer of REIT, acting as general partner of the Borrower, or another senior financial officer of REIT, acting as general partner of the Borrower, reasonably acceptable to Agent that the information contained in such statement fairly presents in all material respects the Net Operating Income and Adjusted Net Operating Income for such periods;

(d) simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the Borrower and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(e) promptly upon the request of Agent, copies of all annual federal income tax returns and amendments thereto of the Borrower, the Guarantors, if any, and the REIT;

(f) promptly upon becoming aware thereof, notice of a change in the Credit Rating given by a Rating Agency or any announcement that any rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency;

(g) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement listing, the Subsidiaries of Borrower or Controlled JV Entities that have incurred, acquired, suffered to exist or otherwise are liable with respect to Unsecured Indebtedness; and

(h) from time to time such other financial data and information in the possession of the Borrower, the REIT or their respective Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against the Borrower, the REIT or the Guarantors and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower, the REIT and the Guarantors, if any) as the Agent or any Lender may reasonably request.

If the Borrower is not subject to Section 13 or 15(d) of the Exchange Act, the Borrower shall, not later than 15 days after each Required Filing Date, transmit by mail to Agent, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections. Notwithstanding anything to the contrary in this §7.4, the Borrower shall not be required to mail any 10-K or 10-Q to Agent if such 10-K or 10-Q is publicly available on the SEC’s EDGAR website. The Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Section and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information.” Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof. Upon the request of Agent, the Borrower and the Guarantors shall deliver paper copies of the Compliance Certificate to Agent and the Lenders. The Borrower authorizes Agent and Arranger to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Agent and the Arrangers do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or the Arranger in connection with the Communications or the Electronic System. In no event shall the Agent, the Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or the Guarantors, if any, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantors’, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower releases Agent, the Arrangers and the Lenders from any liability in connection therewith. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials

“PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Information Materials that are not marked “PUBLIC” or filed on the SEC’s EDGAR Website shall constitute confidential information, and they shall be treated as provided in §18.7); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation. In the event that Agent receives paper copies of any material delivered pursuant to this §7.4 which is not made available by Intralinks, SyndTrak or any other electronic information dissemination system (or by posting to Borrower’s website), Agent shall promptly deliver copies of such material to each Lender.

§7.5 Notices.

(a) Defaults. The Borrower will within two (2) Business Days of becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, or any of its Subsidiaries or the REIT is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof or cause the redemption, prepayment or purchase thereof, which acceleration, redemption, prepayment or purchase would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b) Notice of Material Adverse Events. The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including pursuant to any applicable Environmental Laws.

(c) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or the REIT, or to which the Borrower or any of its Subsidiaries or the REIT is or is to become a party that could either cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of its Subsidiaries or the REIT in an amount in excess of $5,000,000.00.

(d) ERISA. The Borrower will give notice to the Agent within ten (10) Business Days after the Borrower, the REIT or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any ERISA Reportable Event with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such ERISA Reportable Event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan, in each case which has had or could reasonably be expected to have a Material Adverse Effect.

(e) Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

§7.6 Existence; Maintenance of Properties.

(a) The Borrower will, and will cause the REIT and each of their respective Subsidiaries to, preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrower will, and will cause the REIT and each of their respective Subsidiaries to, preserve and keep in full force all of their rights and franchises, the preservation of which is necessary to the conduct of their business. The Borrower shall continue to own, directly or indirectly, (i) one hundred percent (100%) of the legal, economic, voting and beneficial interest in each Unencumbered Property Subsidiary (other than a Controlled JV Entity), and (ii) at least sixty-five percent (65%) of the outstanding Equity Interests of each Controlled JV Entity.

(b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do has had or could reasonably be expected to result in a Material Adverse Effect.

§7.7 Insurance. The Borrower will, at its expense, procure and maintain insurance covering the Borrower and its Subsidiaries and the Real Estate in such amounts and against such risks and casualties as is customarily maintained by similar businesses.

§7.8 Taxes; Liens. The Borrower will, and will cause its Subsidiaries and the REIT to, pay and discharge as the same shall become due and payable, all its material obligations and material liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower, or such Subsidiary or the REIT; and (b) all lawful claims which unpaid, would by law become a Lien up on its property in the aggregate above $25,000,000.00; provided, however, payment of taxes, impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any Subsidiary or the REIT are subject to levy or execution, (ii) Borrower or such Subsidiary or the REIT as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) if material, Borrower has notified Agent of such circumstances, in detail reasonably satisfactory to Agent, and, provided further, that Borrower or such Subsidiary or the REIT shall pay any such tax, imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any Unencumbered Property.

§7.9 Inspection of Properties and Books. The Borrower will, and will cause its Subsidiaries and the REIT to, permit the Agent and the Lenders, at the Borrower’s expense and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries (subject to the rights of tenants under their Leases), to examine the books of account of the Borrower and its Subsidiaries and the REIT (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries and the REIT with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower and its Subsidiaries and the REIT.

§7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and the REIT will, and will cause each of its Subsidiaries and the REIT to, comply in all respects with (i) all Applicable Laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by Applicable Laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) has not had and could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or its Subsidiaries may fulfill any of its obligations hereunder, the Borrower or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

§7.11 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12 Limiting Agreements.

(a) Borrower shall not, and shall not permit any of its Subsidiaries or the REIT to, enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower’s or any of its Subsidiaries’ ability to pledge to Agent any Unencumbered Properties as security for the Obligations. Borrower shall take, and shall cause its Subsidiaries and the REIT to take, such actions as are necessary to preserve the right and ability of Borrower, and its Subsidiaries to pledge such assets as security for the Obligations without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower or any of its Subsidiaries or the REIT. Notwithstanding anything to the contrary in this §7.12, the provisions of this §7.12 shall not apply to any agreement evidencing other Unsecured Indebtedness of the Borrower or any of its Subsidiaries which requires the use of Unencumbered Properties as a borrowing base for other Unsecured Indebtedness or which contains financial covenants of a similar type to those in §9.1 of this Agreement.

(b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this §7.12, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower’s or any Subsidiary’s ability to pledge Unencumbered Properties as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if Unencumbered Properties are pledged in the future as security for Indebtedness of the Borrower, any Guarantor, if any, or any Unencumbered Property Subsidiary.

§7.13 Business Operations. The Borrower and its Subsidiaries shall operate their respective businesses substantially as an owner, operator, manager and developer of multifamily properties and in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents.

§7.14 Distributions of Income to Borrower. The Borrower shall cause all of its Subsidiaries that are not Guarantors (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices. The Borrower shall not, and shall not permit any of its Subsidiaries or the REIT to, enter into any agreement that limits the ability of any Subsidiary to make a dividend or distribution payment to the Borrower or any Guarantor, if any, or to otherwise transfer any property to the Borrower or any Guarantor, if any, provided, however, that this sentence shall not prohibit (a) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under §8.1(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (b) limitations on dividends and distributions of the Borrower and the REIT contained in any agreement evidencing other Unsecured Indebtedness of the Borrower, REIT or any of their respective Subsidiaries so long as such limitations are no more restrictive than those contained in §8.4 of this Agreement.

§7.15 Plan Assets. The Borrower will do, or cause to be done, all things necessary to ensure that none of the Unencumbered Properties will be deemed to be Plan Assets at any time.

§7.16 Unencumbered Properties.

(a) Subject to clause (b) of this §7.16, the Eligible Real Estate included in the calculation of Unencumbered Asset Value shall at all times satisfy all of the following conditions:

(i) the Eligible Real Estate shall be owned one hundred percent (100%) in fee simple or leased under a Ground Lease by the Borrower or a Wholly Owned Subsidiary of Borrower or a Controlled JV Entity (each such Subsidiary and Controlled JV Entity, an “Unencumbered Property Subsidiary”), free and clear of all Liens other than the Liens permitted in §8.2(iii) and Other Permitted Liens, and such Eligible Real Estate shall not have applicable to it any restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents but excluding any such limitations permitted pursuant to the last sentence of §7.12(a));

(ii) none of the Eligible Real Estate shall have any material title, survey, environmental, structural or other defects that would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such property, other than the restrictions on sale set forth in Section 7.3 of the Borrower’s Third Amended and Restated Limited Partnership Agreement as in effect as of October 1, 2013 with respect to Park Estate, Reserve at Dexter Lake and Indigo Pointe;

(iii) if such Real Estate is owned by an Unencumbered Property Subsidiary, the only assets of such Unencumbered Property Subsidiary shall be Eligible Real Estate included in the calculation of Unencumbered Asset Value;

(iv) if multifamily Real Estate, such Real Estate is managed by Manager; and

(v) if such Unencumbered Property is owned or leased under a Ground Lease by an Unencumbered Property Subsidiary, (A) no Person other than the Borrower, or a direct or indirect Wholly Owned Subsidiary of the Borrower has any direct or indirect ownership of any legal, equitable or beneficial interest in such Unencumbered Property Subsidiary (except that with respect to a Controlled JV Entity, all Equity Interests not required under this Agreement to be owned by Borrower may be owned by another Person), and (B) no direct or indirect ownership or other interests or rights of (1) Borrower in any such Unencumbered Property Subsidiary or (2) any Controlled JV Entity in a subsidiary of a Controlled JV Entity, shall be subject to any Lien.

(b) Notwithstanding the foregoing, in the event any Real Estate does not qualify as Eligible Real Estate or satisfy the requirements of §7.16(a), such Real Estate shall be included in the calculation of Unencumbered Asset Value so long as the Agent shall have received the prior written consent of each of the Required Lenders to the inclusion of such Real Estate in the calculation of Unencumbered Asset Value.

(c) Upon any asset ceasing to qualify under §7.16(a) or (b) to be included in the calculation of Unencumbered Asset Value, such asset shall no longer be included in the calculation of Unencumbered Asset Value.

(d) In addition, the Borrower may voluntarily remove any Real Estate from the calculation of Unencumbered Asset Value in its sole discretion.

§7.17 Sanctions Laws and Regulations. The Borrower shall not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to the REIT, any Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations by any party to this Agreement, or (iii) in any manner that would cause the Borrower or any of its Subsidiaries or the REIT to violate the United States Foreign Corrupt Practices Act. None of the funds or assets of the Borrower or Guarantors, if any, that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations. Borrower shall maintain policies and procedures designed to achieve compliance with Sanctions Laws and Regulations.

§7.18 REIT Covenants. Borrower shall cause REIT to comply with the following covenants:

(a) REIT shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Borrower and the management of the business of the Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Borrower;

(b) the REIT shall not own any assets other than (i) Equity Interests of the Borrower as a general partner of Borrower or, directly or indirectly through a Wholly Owned Subsidiary of the REIT, as a limited partner of Borrower, (ii) money that has been distributed to the REIT by Borrower that is not in violation of §8.4 of this Agreement that is held for ten (10) Business Days or less pending further distribution to equity holders of the REIT, (iii) assets received by the REIT from third parties (including, without limitation, the proceeds from any Equity Offering), that are held for ten (10) Business Days or less pending further contribution to Borrower, (iv) such bank accounts or similar instruments (subject to the other terms hereof) as it deems necessary to carry out its responsibilities under the limited partnership agreement of the Borrower, and (v) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of Borrower and its Subsidiaries (but which in no event shall include any real estate or interests therein, cash, cash equivalents or other liquid assets in excess of $500,000 in the aggregate (except as permitted in clauses (b)(ii) and (iii) above) or Equity Interests (other than Equity Interests permitted in clauses (b)(i) above);

(c) the REIT will maintain its status, and election to be treated, as a real estate investment trust;

(d) the REIT will, at all times (i) cause its common shares to be duly listed and traded on the New York Stock Exchange and (ii) file all reports required to be filed by it in connection therewith in a timely manner, after giving effect to any extensions allowed by the New York Stock Exchange or the SEC;

(e) the REIT will not create or incur or suffer to be created or incurred any Lien (i) on any of its direct or indirect legal, equitable or beneficial interest in the Borrower, including, without limitation, any Distributions or rights to Distributions on account thereof or (ii) without limiting §7.18(e)(i), on other assets as security for Indebtedness in the aggregate in excess of $250,000.00;

(f) the REIT shall not be the borrower or co-borrower of, guarantee, or otherwise be or become obligated in respect of or assume, any Indebtedness (which for the purposes hereof shall include any obligations under any Derivatives Contract but shall exclude the REIT’s liability as a co-borrower or guarantor of the obligations described on Schedule 7.18 hereto as the same exist as of the Closing Date provided that the obligations guaranteed or with respect to which the REIT is a co-borrower shall not be increased, spread, extended or otherwise modified; provided further that the foregoing shall not preclude the full advance of amounts available under such credit facilities described on Schedule 7.18 as of the Closing Date).

§8. NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

§8.1 Restrictions on Indebtedness. The Borrower will not, and will not permit its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Lenders arising under any of the Loan Documents;

(b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(d) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in a Default or Event of Default;

(e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f) subject to the provisions of §9, Non-Recourse Indebtedness of the Borrower and its Subsidiaries (other than the Guarantors, the Unencumbered Property Subsidiaries or any other Subsidiary of Borrower or a Controlled JV Entity owning an interest in a Guarantor or an Unencumbered Property Subsidiary); provided that the Borrower may provide a guaranty or indemnity with respect to Non-Recourse Exclusions in connection with such Non-Recourse Indebtedness; and

(g) subject to the provisions of §9, Indebtedness (other than Non-Recourse Indebtedness) of Borrower and its Subsidiaries.

Notwithstanding anything in this Agreement to the contrary, (i) none of the Guarantors, if any, nor Unencumbered Property Subsidiaries (including without limitation any Controlled JV Entity which owns a Controlled JV Entity) shall create, incur, assume, guarantee or be or remain liable contingently or otherwise, with respect to any Indebtedness described in §8.1(f) or any Indebtedness described in §8.1(g) that is Secured Indebtedness, (ii) a Guarantor, if any, shall only provide a guaranty of other Unsecured Indebtedness of the Borrower permitted pursuant to §8.1(g), and (iii) none of the Indebtedness described in §8.1(f) or §8.1(g) that is Secured Indebtedness shall have any of the Unencumbered Properties or any interest therein or equipment related thereto or any direct or indirect ownership interest in any Guarantor, if any, or Unencumbered Property Subsidiary as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness (provided that the foregoing shall not preclude the Borrower from incurring liability with respect to Non-Recourse Exclusions in connection with the Indebtedness described in §8.1(f)).

§8.2 Restrictions on Liens, Etc. The Borrower will not, and will not permit its Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) pledge, encumber or otherwise transfer as part of a financing transaction any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations, including, without limitation, any Lien on the Unencumbered Properties (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower and any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i)(A) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents and (B) Liens on assets, other than (I) the Unencumbered Properties and (II) any direct or indirect interest of the Borrower, any Subsidiary of the Borrower or any Controlled JV Entity in any Guarantor or Unencumbered Property Subsidiary, in respect of judgments permitted by §8.1(d);

(ii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or any such Subsidiary is a party, and other non-monetary liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect; and

(iv) liens on properties or interests therein permitted by §8.1(f) or (g) (but excluding (A) Unencumbered Properties or any interest therein, or (B) any direct or indirect interest of the Borrower or any Subsidiary of the Borrower or any Controlled JV Entity in any Guarantor or any Unencumbered Property Subsidiary) to secure Indebtedness permitted by §8.1(f) or (g).

Notwithstanding anything in this Agreement to the contrary, (A) no Unencumbered Property Subsidiary or Subsidiary of Borrower or a Controlled JV Entity owning an interest in an Unencumbered Property Subsidiary shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in §§8.2(i)(A) and (iii); and (B) no Lien may be granted, suffered or incurred on any property, assets or revenues in favor of the lenders or holders under the Private Placement Notes or other Unsecured Indebtedness without effectively providing that all Obligations shall be secured equally and ratably with such Indebtedness pursuant to agreements in form and substance reasonably satisfactory to the Agent. In addition, the provisions of §8.2(f) shall not apply to any agreement referred to in the last sentence of §7.12(a).

§8.3 Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries or the REIT to, effect any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination, in each case without the prior written consent of the Required Lenders except for (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower (it being understood and agreed that in any such event the Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor (unless the Guarantor is the surviving entity), (iii) asset sales consummated in accordance with §8.5, and (iv) the merger or consolidation, directly or indirectly, of Borrower or the REIT with any other Person so long as (A) REIT or Borrower, as applicable shall be the continuing and surviving Person (provided that Borrower may not merge with the REIT); (B) Borrower shall have given the Agent and the Lenders at least thirty (30) days’ prior written notice of such consolidation or merger; (C) Borrower shall have delivered to the Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to Borrower, evidencing the continued compliance by the Borrower and Guarantors, if any, with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, the financial covenants contained in §9, after giving effect to such consolidation or merger, together with any documentation and information reasonably requested by the Lenders in connection with “know your customer” laws or policies; (D) there is no Default or Event of Default at the time of such consolidation or merger and the consummation of such consolidation or merger does not result in a Default or Event of Default (including without limitation, pursuant to §7.18); and (E) each of the representations and warranties made by the Borrower or any of its Subsidiaries contained in this Agreement, the other Loan Documents or otherwise in connection therewith as or after the date thereof shall be true in all material respects immediately after giving effect to such merger or consolidation (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects).

§8.4 Distributions.

(a) In the event that an Event of Default shall have occurred and be continuing, (i) the Borrower and REIT shall not pay any Distribution to their respective partners, members or other owners, other than, appropriate Distributions by the Borrower to its partners in an amount necessary to allow REIT to receive Distributions equal to the minimum distributions required under the Code to maintain REIT Status of REIT and the payment by REIT to its shareholders of Distributions in an amount equal to the minimum distributions required under the Code to maintain REIT Status of REIT, each as evidenced by a certification of the chief financial officer or treasurer of REIT or another senior financial officer of the REIT reasonably acceptable to Agent containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(b) Notwithstanding the foregoing, at any time when an Event of Default under §12.1(a), (b), (g), (h) or (i) shall have occurred or the maturity of the Obligations has been accelerated, neither the Borrower nor REIT shall make any Distributions whatsoever, directly or indirectly.

§8.5 Asset Sales. The Borrower and the REIT shall not, individually or as a series of transactions, sell or transfer, or permit the sale or transfer of, all or substantially all of their assets (whether direct or indirect).

§8.6 Restriction on Prepayment of Indebtedness. The Borrower and the Guarantors, if any, will not, and will not permit their respective Subsidiaries to, (a) prepay, redeem, defease,

purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, that the foregoing shall not prohibit (i) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1; and (ii) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness; and (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness after the occurrence of an Event of Default.

§8.7 Derivatives Contracts. The Borrower shall not, and shall not permit the Guarantors, if any, nor any of the Borrower’s Subsidiaries to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into in the ordinary course of business and not for speculative purposes.

§8.8 Transactions with Affiliates. The Borrower shall not and shall not permit any of its Subsidiaries to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

§9. FINANCIAL COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit, the following financial covenants will be met as of end of each fiscal quarter of each year:

§9.1 Unencumbered Leverage Ratio. The Borrower’s Consolidated Total Unsecured Indebtedness will not exceed sixty percent (60%) of the Unencumbered Asset Value, provided, however, that for up to four (4) consecutive calendar quarters following a Material Acquisition of which Borrower has provided prior written notice to Agent, the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Asset Value may exceed sixty percent (60%) but may not exceed sixty-five percent (65%).

§9.2 Total Leverage Ratio. The Borrower’s Consolidated Total Indebtedness will not exceed sixty percent (60%) of Consolidated Total Asset Value, provided, however, that for up to four (4) consecutive calendar quarters immediately following a Material Acquisition of which Borrower has provided prior written notice to Agent, the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value may exceed sixty percent (60%) but may not exceed sixty-five percent (65%).

§9.3 Total Secured Leverage Ratio. The Borrower’s Consolidated Total Secured Indebtedness will not exceed forty percent (40%) of Consolidated Total Asset Value.

§9.4 Adjusted Consolidated EBITDA to Consolidated Fixed Charges. The Borrower’s ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Fixed Charges, in each case for the most recently ended four (4) fiscal quarters will not be less than 1.50 to 1.00.

§10. CLOSING CONDITIONS.

The obligation of the Lenders to make the Loans or issue any Letter of Credit shall be subject to the satisfaction of the following conditions precedent:

§10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. Borrower shall deliver to Agent a Revolving Credit Note for each Lender that requests the same. The Agent shall have received a fully executed counterpart of each such document.

§10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower, the REIT and each Guarantor, if any, a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and in which the Unencumbered Properties owned or leased by it are located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower, the REIT or such Guarantor, if any, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3 Resolutions. All action on the part of the Borrower (including resolutions from the REIT) and each Guarantor, if any, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower, the REIT acting as general partner of the Borrower, and each Guarantor, if any, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5 Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and the Guarantors, if any, in form and substance reasonably satisfactory to the Agent.

§10.6 Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant to §4.2 and §4.3.

§10.7 Performance; No Default. The Borrower and the Guarantors, if any, shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8 Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors, if any, in the Loan Documents or otherwise made by the Borrower or the Guarantors, if any, in connection therewith shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

§10.10 Compliance Certificate. The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter for which the Borrower has provided financial statements under §6.4 adjusted in the best good faith estimate of the Borrower as of the Closing Date.

§10.11 Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.12 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11. CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1 Prior Conditions Satisfied. All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or Letter of Credit is to be issued.

§11.2 Representations True; No Default. Each of the representations and warranties made by the Borrower or the Guarantors, if any, contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects), and no Default or Event of Default shall have occurred and be continuing.

§11.3 Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.6, or a fully completed Letter of Credit Request required by §2.9 in the form of Exhibit E hereto fully completed, as applicable.

§12. EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1 Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a) the Borrower shall fail to pay any principal of the Loans or any reimbursement obligations with respect to the Letters of Credit when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrower shall fail to pay any interest on the Loans or any fees or other sums due hereunder or under any of the other Loan Documents (other than those described in §12.1(a)) when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c) the Borrower shall fail to comply with any of the provisions contained in §§9.1 - 9.4;

(d) the Borrower or any of its Subsidiaries or the REIT shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents);

(e) any representation or warranty made by the Borrower or any Guarantor, if any, in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of a Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f) the Borrower, any of its Subsidiaries or the REIT shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any principal, interest or other amount on account of any obligation for borrowed money or credit received or other Indebtedness, or shall fail to observe or perform any term, covenant or agreement, or any other event occurs, contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or under a Derivatives Contract or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, settlement or purchase thereof; provided that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to pay or perform or the occurrence of such event, together with other failures to pay or perform or the occurrence of such events as described in this §12.1(f), involve singly or in the aggregate (i) obligations for Indebtedness (other than Non-Recourse Indebtedness) totaling in excess of $100,000,000.00 or (ii) Non-Recourse Indebtedness totaling in excess of $150,000,000.00;

(g) the Borrower, any of its Material Subsidiaries, any Guarantor or the REIT (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any of its Material Subsidiaries, any Guarantor or the REIT or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrower, any of its Material Subsidiaries, any Guarantor or the REIT or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one or more uninsured or unbonded final judgments, orders or awards against the Borrower or any of its Subsidiaries or the REIT that exceed $100,000,000.00 per occurrence or in the aggregate in any calendar year;

(k) any of the Loan Documents shall be disavowed, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Required Lenders, or any action at law, suit in equity or other legal proceeding to disavow, cancel, revoke or rescind any of the Loan Documents, or to contest or challenge the validity or enforceability of any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of the Guarantors, if any, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, any of its Subsidiaries or the REIT to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $20,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(m) any Change of Control shall occur; or

(n) an Event of Default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent. Upon demand by Agent or the Required Lenders in their absolute and sole discretion after the occurrence of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Loan have been satisfied, the Lenders will cause a Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Loan will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, the Letter of Credit Liabilities shall become due and payable and the Borrower will deposit into the Collateral Account cash in an amount equal to the amount of all Letter of Credit Liabilities. Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations. Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and Lenders have no further obligation to make Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.

§12.2 Certain Cure Periods; Limitation of Cure Periods. (a) Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due, provided, however, that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that with respect to a Default under §7.4 the Borrower cures such Default within ten (10) days of the date the deliveries under §7.4 are due, or with respect to the other Defaults covered by §12.1(d), in the event that the Borrower cures such Default within thirty (30) days following receipt of written notice from the Agent of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to comply with §5.2, §7.5(a), §7.12, §7.16, §7.18, §8.1, §8.2, §8.3, §8.4, §8.5, §8.6 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

(b) Notwithstanding the terms of §12.2(a), in the event that there shall occur any Default or Event of Default under §7.16 that affects only certain Unencumbered Properties or the owner(s) thereof, then the Borrower may elect to cure such Default or Event of Default under §7.16 (so long as no other Default or Event of Default would arise as a result) if Borrower, by written notice to Agent, removes such Unencumbered Property from the calculation of Unencumbered Asset Value and reduces the outstanding Loans and Letters of Credit, if necessary, so that no Default or Event of Default exists under this Agreement, in which event such notice, removal and reduction shall be completed within five (5) Business Days of such occurrence.

§12.3 Termination of Commitments. If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders shall, by notice to the Borrower terminate the obligation to make Loans and issue Letters of Credit to the Borrower. No termination under this §12.3 shall relieve the Borrower or the Guarantors, if any, of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

§12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If the Borrower or any Guarantor, if any, fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by the Borrower and/or the Guarantors, if any, upon demand and shall constitute a part of the

Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower and the Guarantors, if any, shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5 Distribution of Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantors, if any, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b) Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) Swing Loans shall be repaid first; (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.3; (iii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.12; and (iv) except as otherwise provided in clause (iii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding the Swing Loans) shall be made among the Lenders pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§12.6 Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this section.

(b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If a Swing Loan is not refinanced as a Base Rate Loan as provided in §2.4 above, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.

(d) If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with §12.5.

(e) So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Obligations and Swing Loans of any Defaulting Lender after giving effect to §2.12(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities and Swing Loans at such time.

(f) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein. The Borrower authorizes Agent to file such financing statements as Agent may reasonably require in order to perfect Agent’s security interest in the Collateral Account, and Borrower shall promptly upon demand execute and deliver to Agent such other documents as Agent may reasonably request to evidence its security interest in the Collateral Account.

§13. SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors, if any, and any securities or other property of the Borrower or the Guarantors, if any, in the possession of such Lender may, without notice to the Borrower or any Guarantor, if any, (any such notice being expressly waived by the Borrower and the Guarantors, if any) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors , if any, to such Lender, Agent will promptly provide Borrower with notice of any such set off of which Agent has received written notice. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower or a Guarantor, if any, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14. THE AGENT.

§14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.

§14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders (or, where required hereunder, all of the affected Lenders). The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower the Guarantors, if any, or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower or its Subsidiaries, or the value of any collateral or any other assets of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents.

§14.5 Payments.

(a) A payment by the Borrower or the Guarantors, if any, to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one (1) Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.12(d).

(b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

§14.6 Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8 Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9 Resignation; Removal. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower. The Required Lenders (excluding for the purposes hereof the Commitment of the Lender acting as Agent) may remove the Agent in the event of (a) a material breach by Agent in the performance of its duties hereunder which is not cured within thirty (30) days after written notice thereof to the Agent or (b) Agent’s gross negligence or willful misconduct. Any such resignation or removal may at Agent’s option also constitute Agent’s resignation as Issuing Lender and as Swing Loan Lender. Upon any such resignation or removal, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender shall be reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed. If no successor Agent and, if applicable, Issuing Lender and Swing Loan Lender shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent, and, if applicable, successor Issuing Lender and successor Swing Loan Lender shall be reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender and Swing Loan Lender hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender and Swing Loan Lender. After any retiring Agent’s resignation or its removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Issuing Lender and Swing Loan Lender. If the resigning or removed Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.

§14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower within such period. The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable in any applicable jurisdiction.

§14.11 Agent May File Proofs of Claim. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor, if any, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.

§14.12 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent (or Issuing Lender, as applicable) may presume that such condition is satisfactory to such Lender unless the Agent (or Issuing Lender, as applicable) shall have received notice to the contrary from such Lender prior to the making of such Loan or issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower, the REIT and/or the Guarantors, if any), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.13 Approvals. If consent of the Required Lenders, all Lenders or all affected Lenders, is required for some action under this Agreement, or except as otherwise provided herein an approval of the Required Lenders, all Lenders or all affected Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing. The provisions of this §14.13 shall not apply to any matter requiring approval of all Lenders or all affected Lenders.

§14.14 Borrower Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.

§15. EXPENSES.

The Borrower and the Guarantors, if any, agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders, and including any taxes payable on or with respect to the transactions contemplated by this Agreement, and further including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower and the Guarantors hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication and/or participation of the Loans in connection with the primary syndication of the Loans, (e) all other reasonable actual and verifiable out-of-pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the making of each advance and issuance of each Letter of Credit hereunder, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in subparagraph (d), above), (f) all out-of-pocket expenses (including reasonable attorneys’ fees and costs, and the reasonable fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower and the Guarantors, if any, or the administration thereof after the occurrence of a Default or Event of Default, including all such out-of-pocket expenses incurred in connection with any workout, restructuring or negotiation with respect thereto following the occurrence of a Default or an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the

Borrower or the Guarantors, if any, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches and title searches, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16. INDEMNIFICATION.

The Borrower agrees to indemnify and hold harmless the Agent, the Lenders and each Arranger and each director, officer, employee, agent and Affiliate thereof and Person who controls the Agent or any Lender or any Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby or the Transactions, including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Unencumbered Properties or the Loans, (b) any condition of the Unencumbered Properties or any other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries or the REIT, (e) the Borrower and the Guarantors, if any, entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Unencumbered Properties or any other Real Estate, (g) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), (h) any use of Intralinks, Syndtrak or any other system for the dissemination and sharing of documents and information, and (i) shareholder or other lawsuits threatened or filed, or investigation undertaken as a result of the consummation of the Transactions, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower and the Guarantors, if any, shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. If, and to the extent that the obligations of the Borrower and the Guarantors, if any, under this §16 are unenforceable for any reason, the Borrower and the Guarantors, if any, hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under Applicable Law. The provisions of this §16 shall survive the repayment of the Loans, the return of the Letters of Credit and the termination of the obligations of the Lenders hereunder.

§17. SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by the Borrower or any of its Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and issuance of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letter of Credit remains Outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18. ASSIGNMENT AND PARTICIPATION.

§18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities (including an Approved Fund) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a lender or an Affiliate of a Lender which is and remains controlled by or is under common control with the assigning Lender or to a Subsidiary which is and remains wholly-owned by such Lender), provided further that the Borrower will be deemed to have consented unless it provides notice to the Agent and the assigning Lender of its disapproval within ten (10) Business Days of receipt of such request, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment in the event an interest in the Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit I (“Assignment and Acceptance Agreement”) annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, the REIT or any Guarantor, if any, or be a Defaulting Lender or an Affiliate of a Defaulting Lender or a natural person, (e) such assignee of a portion of the Loans shall have a net worth or unfunded commitment as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by Agent and, so long as no Default or Event of Default exists hereunder, the Borrower) and (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower.

Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower, the REIT or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender or a natural person. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Any assignment of a Commitment not made in accordance with this §18.1 shall (subject to the terms of the preceding sentence) be void and of no force and effect. Furthermore, in connection with the syndication of the Loan by Agent and Arrangers, the Borrower agree to assist Agent and Arrangers actively in achieving a timely syndication that is reasonably satisfactory to Agent and each Arranger, such assistance to include, among other things, (i) direct contact during the syndication between the Borrower’s senior officers, representatives and advisors, on the one hand, and prospective Lenders, on the other hand at such times and places as Agent or any Arranger may reasonably request, (ii) providing to Agent and each Arranger all financial and other information with respect to the Borrower and the transactions contemplated hereunder that Agent or any Arranger may reasonably request, including but not limited to financial projections relating to the foregoing, and (iii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

§18.2 Register. The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $4,500.00.

§18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

§18.4 Participations. Each Lender may, upon notice to the Borrower of the identity of any such participant and amount of such participation, sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.8, §4.9 and §4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower or the Guarantors, if any, (e) such sale is effected in accordance with all Applicable Laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower, the REIT or any of the Guarantors and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender or a natural person; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to §2.11), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release Borrower or any Guarantor, if any (except as otherwise permitted under this Agreement). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

§18.5 Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or to such other Person as the Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6 No Assignment by the Borrower or the Guarantors. Neither the Borrower nor the Guarantors, if any, shall assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders.

§18.7 Disclosure. The Borrower and the Guarantors, if any, each agree to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrower and the Guarantors, if any, each agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Each Lender agrees for itself that it shall use reasonable efforts to hold confidential all non-public information obtained from the Borrower or the Guarantors, if any, that has been identified in writing as confidential by any of them, and shall use reasonable efforts to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other governmental authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by Applicable Law, rule, regulation or court order, each Lender shall notify the Borrower in writing of any request by any governmental authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such government authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or is disclosed with the prior approval of the Borrower. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8 Amendments to Loan Documents. Upon any such assignment or participation, the Borrower and the Guarantors, if any, shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation; provided, however, no documents or modifications shall increase or otherwise affect the Borrower’s or any Guarantor’s, if any, liabilities hereunder or under any Loan Document.

§18.9 Mandatory Assignment. In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights and obligations hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement in the form attached hereto as Exhibit I and such Non-Consenting Lender’s original Note. The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.8 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

§18.10 Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§19. NOTICES.

(a) Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by electronic mail, and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia 30328

Attn: Mr. Tayven Hike

Email: Tayven_Hike@KeyBank.com

and

Dentons US LLP

Suite 5300

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Attn: William F. Timmons, Esq.

Email: bill.timmons@dentons.com

If to the Borrower:

Mid-America Apartments, L.P.

6584 Poplar Avenue

Memphis, Tennessee 38138

Attn: Andrew Schaeffer

Email: andrew.schaeffer@maac.com

With a copy to:

Bass, Berry & Sims, PLC

100 Peabody Place, Suite 900

Memphis, Tennessee 38103

Attn: T. Gaillard Uhlhorn

Email: guhlhorn@bassberry.com

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by electronic mail, as provided in §19(c) with respect to electronic mail. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt or as provided in §19(c) with respect to electronic mail. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least five (5) days’ prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(b) Loan Documents and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, if any, Agents and Lenders. Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.

(c) Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to §2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communications. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

§20. RELATIONSHIP.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, the REIT, or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (ii) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY ASSETS OF THE BORROWER AND THE GUARANTORS, IF ANY, EXIST AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.

§22. HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23. COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24. ENTIRE AGREEMENT, ETC.

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES OR DAMAGES OR OTHER REMEDIES EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26. DEALINGS WITH THE BORROWER.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, and its Subsidiaries, the REIT or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

§27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors, if any, of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby: (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of interest at the Default Rate, a retraction of the imposition of interest at the Default Rate or any amendment of the amount constituting interest at the Default Rate); (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.10 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than interest at the Default Rate) or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the Maturity Date (except as provided in §2.11); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower or any Guarantor, if any, except as otherwise provided in this Agreement; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower or participation in a Letter of Credit other than based on its Commitment Percentage; (k) an amendment to this §27; (l) a waiver of any Default or Event of Default under §12.1(a) or §12.1(b); or (m) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders) except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. The provisions of §14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit or Issuing Lender without the consent of the Issuing Lender. There shall be no amendment, modification or waiver of any provision of the Loan Documents with respect to Swing Loans or Swing Loan Lender without the written consent of Swing Loan Lender. The Borrower and the Guarantors, if any, each agree to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantors, if any, hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower or the Guarantors, if any, shall entitle the Borrower or the Guarantors, if any, to other or further notice or demand in similar or other circumstances.

§28. SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29. TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower, the REIT and the Guarantors, if any, under this Agreement and the other Loan Documents.

§30. NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31. REPLACEMENT NOTES.

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32. NO THIRD PARTIES BENEFITED.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, if any, the Lenders, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

§33. PATRIOT ACT.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower, the REIT and the Guarantors, if any, that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, if any, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the Guarantors, if any, in accordance with the Patriot Act.

§34. JOINT AND SEVERAL LIABILITY.

Each of the Borrower and the Guarantors, if any, covenants and agrees that each and every covenant and obligation of the Borrower or any Guarantor, if any, hereunder and under the other Loan Documents to which each is a party shall be the joint and several obligations of the Borrower and each Guarantor, if any.

§35. PERFORMANCE BY REIT.

The Borrower shall cause the REIT to perform and comply with each covenant and agreement in this Agreement that is applicable to the REIT, and shall cause each warranty and representation in this Agreement that is applicable to the REIT to be and remain true and correct as and when such representations or warranties are made or repeated (subject to any applicable materiality qualifications), in each case regardless of whether Borrower has the power or ability to cause the same.

[continued on next page]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed under seal by its duly authorized representatives as of the date first set forth above.

BORROWER:

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole general partner

	By:	/s/ Albert M. Campbell
	Name:	Albert M. Campbell
	Title:	EVP, Chief Financial Officer

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2015]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Tayven Hike
Name:	Tayven Hike
Title:	Vice President

(SEAL)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brandon H. Barry
Name:	Brandon H. Barry
Title:	Vice President

(SEAL)

REGIONS BANK

By:	/s/ T. Barrett Vawter
Name:	T. Barrett Vawter
Title:	Vice President

(SEAL)

JPMORGAN CHASE BANK, N.A., a national banking association

By:	/s/ Marc Constantino
Name:	Marc Constantino
Title:	Executive Director

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2015]

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Lloyd Baron
Name:	Lloyd Baron
Title:	Director

(SEAL)

FIFTH THIRD BANK, an Ohio Banking Corporation

By:	/s/ Michael P. Perillo
Name:	Michael P. Perillo
Title:	AVP

(SEAL)

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Eric W. Staton
Name:	Eric W. Staton
Title:	Vice President

(SEAL)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Kevin Brishe
Name:	Kevin Brishe
Title:	Vice President

(SEAL)

CITIBANK, N.A.

By:	/s/ John Rowland
Name:	John Rowland
Title:	Vice President

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2015]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lori Y. Jensen
Name:	Lori Y. Jensen
Title:	Senior Vice President

(SEAL)

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Ahaz Armstrong
Name:	Ahaz Armstrong
Title:	Vice President

(SEAL)

CAPITAL ONE, N.A.

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

(SEAL)

SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

(SEAL)

SUNTRUST BANK

By:	/s/ Suzanne Rathbun
Name:	Suzanne Rathbun
Title:	Vice President

(SEAL)

MIZUHO BANK, LTD.

By:	/s/ John Davies
Name:	John Davies
Title:	Authorized Signatory

(SEAL)

[Signature Page to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2015]

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

$	, 201

FOR VALUE RECEIVED, the undersigned (“Maker”) hereby promises to pay to                                          (“Payee”), or order, in accordance with the terms of that certain Second Amended and Restated Credit Agreement, dated as of October 15, 2015, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders, including Payee, as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of                     ($            ), or, if less, such amount as may be advanced by the Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by Applicable Law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the

A-1

undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all Guarantors, if any, and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

[This Note is issued in replacement of that certain Revolving Credit Note dated              , 201    in the principal face amount of $    ,000,000.00, made by the undersigned maker to the order of                     (the “Prior Note”) and shall supersede and replace the Prior Note in all respects.]

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note under seal on the day and year first above written.

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole general partner

By:
Name:
Title:

(SEAL)

A-2

EXHIBIT B

FORM OF SWING LOAN NOTE

$	, 201

FOR VALUE RECEIVED, the undersigned (“Maker”) hereby promises to pay to KEYBANK NATIONAL ASSOCIATION (“Payee”), or order, in accordance with the terms of that certain Second Amended and Restated Credit Agreement, dated as of October 15, 2015, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of                     ($            ), or, if less, such amount as may be advanced by the Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by Applicable Law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is a Swing Loan Note evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent

B-1

permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all Guarantors, if any, and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note is issued in replacement of that certain Swing Loan Note dated August 7, 2013 in the principal face amount of $60,000,000.00, made by the undersigned maker to the order of KeyBank National Association (the “Prior Note”) and shall supersede and replace the Prior Note in all respects.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note under seal on the day and year first above written.

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole general partner

By:
Name:
Title:

(SEAL)

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EXHIBIT C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of             , 201    , by                     , a                      (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §5.2 of the Second Amended and Restated Credit Agreement dated as of October 15, 2015, as from time to time in effect (the “Credit Agreement”), by and among Mid-America Apartments, L.P. (the “Borrower”), KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A. Joining Party is required, pursuant to §5.2 of the Credit Agreement, to become a Guarantor under the Guaranty and the Contribution Agreement.

B. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. Joinder. By this Joinder Agreement, Joining Party hereby becomes a Guarantor under the Guaranty, and the other Loan Documents with respect to all the Obligations of Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a Guarantor under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Guarantor under the Guaranty, the other Loan Documents and the Contribution Agreement.

2. Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement and are attached hereto as Schedule A), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Guarantor are true and correct with respect to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Guarantor.

3. Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the other Loan Documents heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party as a Guarantor, and upon request by Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the other Loan Documents, as applicable, to confirm such obligation.

4. Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

5. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

7. The effective date (the “Effective Date”) of this Joinder Agreement is             , 20    .

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

“JOINING PARTY”

,
a

By:
Name:
Title:

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Its:

[Printed Name and Title]

EXHIBIT D

FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent

1200 Abernathy Road, Suite 1550

Atlanta, Georgia 30328

Attn: Michelle Barber

Ladies and Gentlemen:

Pursuant to the provisions of §2.6 of the Second Amended and Restated Credit Agreement dated as of October 15, 2015 (as the same may hereafter be amended, the “Credit Agreement”), by and among Mid-America Apartments, L.P. (“Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1. Loan. The undersigned hereby requests a [Revolving Credit Loan under §2.1][Swing Loan under §2.4] of the Credit Agreement:

Principal Amount: $

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.

If the requested Loan is a Swing Loan and the Borrower desires such Loan to be a LIBOR Rate Loan following its conversion as provided in §2.4(d), specify the interest period following conversion:                     .

2. Use of Proceeds. Such Loan shall be used for purposes permitted by §2.8 of the Credit Agreement.

3. No Default. The undersigned Authorized Officer certifies that the Borrower and the Guarantors, if any, are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing.

4. Representations True. The undersigned Authorized Officer certifies, represents and agrees that each of the representations and warranties made by the Borrower or its Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty qualified by any materiality standard shall be required to be true and correct in all respects).

D-1

5. Other Conditions. The undersigned Authorized Officer certifies, represents and agrees that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

6. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this      day of             , 201    .

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its sole general partner

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF LETTER OF CREDIT REQUEST

[DATE]

KeyBank National Association, as Issuing Lender

1200 Abernathy Road, Suite 1550

Atlanta, Georgia 30328

Attn: Michelle Barber

Re:	Letter of Credit Request under Credit Agreement

Ladies and Gentlemen:

Pursuant to §2.9 of the Second Amended and Restated Credit Agreement dated as of October 15, 2015 (the “Credit Agreement”), by and among you, certain other Lenders, Mid-America Apartments, L.P. (“Borrower”), Borrower hereby request that you issue a Letter of Credit as follows:

(i)	Name and address of beneficiary:

(ii)	Face amount: $[must be a minimum of $100,000]

(iii)	Proposed Issuance Date:

(iv)	Proposed Expiration Date:

(v)	Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

(vi)	Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.9 of the Credit Agreement.

The undersigned Authorized Officer certifies that the Borrower, and the Guarantors, if any, are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing.

The Borrower also understands that if you grant this request this request obligates them to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.9(e). All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

The undersigned Authorized Officer certifies, represents and agrees that each of the representations and warranties made by the Borrower or its Subsidiaries contained in the Credit

E-1

Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty qualified by any materiality standard shall be required to be true and correct in all respects.

Very truly yours,

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its sole general partner

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF LETTER OF CREDIT APPLICATION

F-1

KeyBank National Association
Application and Agreement for lnevocable Standby Letter of Credit
To: Standby Letter of Credit Services
4900 Tiedeman Road, I” floor
Clevela nd, Ohio 44144-2302
Mailcode: OH-01-49-1003
Fax Number: (216) 813-3719
Please issue your Irrevocable Letter of Credit and notify the Beneficiary no Inter than (date) by
Swift (Advising Bank Swift Address)
Courier (Cont act Name) (Telephone Number)
Beneficiary: (show full n a me & complete street address) Applicant: (show full name & complete street address)
Expirntion Date:
Dollar Amount S and currency if other than USD
0 Automatic Ex tension Clause Days Notice: (Amount in words):
Ultimate Expiration Date:
Availa ble b Drafts at Sillht drawn on you a nd accompanied by the following documents:
0 I. Beneficiary’s statement signed by an authorized indi vidual of(Beneficiary) cert ifying “The Principal, (Appl icant), has not perfonned or fulfilled all the undertak ings, covenants and conditions in accordance with the terms of the agreement dated between (Applicant) and
(Beneficiary)”.
0 2. Beneficiary’s statement signed by an authorized individual or (Beneficiary) certifying “We hereby certify that invoices u nder sales agreement between
(Applicant) and (Beneficiary) have been submitted for payment and said invoices are past due and payable”.
0 3. Beneficiary’s statement signed by an authorized individual of(Beneficiary) certifyin g “We hereby certify that (Applicant) has fa iled to honor their contractual agreement dated between (Applicant) and (Beneficiary) and that paymen t has not been made and is past due.
0 4. Beneficiary’s statement signed by one of i ts au thorized individuals cert ifyi ng that (Applican t) was the successful bidder under the Tender No. dated for supply of a nd that
(A pplicant) has withdrawn their bid or failed to en ter into con tract.
0 5. Beneficiary’s statement signed by an authorized i nd ividual read ing:
(Please indicate below the wording that is to appear in the statement to be presented.)
0 6. No statement or document by the beneficiary other than a draft is req uired to be presented under this Letter of Credit.
P atriai D ra ‘v i nAgs : [] l ‘enr •i tl ed N o t l ‘e r n li t l d- C •rIag fur. : A p p liacnt
Special instructions or conditions:
0 Issue per utlnched sample
Applicant shall keep and maintain Demand Deposit Account No. at all times. K eyBank is authorized to debit the Demand Deposit Account or any successor account to pay nny nmounts which become due by Applicant in connection with the Letter of Credit, including a n y fees charged to Applica nt or the a mount of a ny draw(s) made under the Letter of Credit by the Beneficiary.
This application nnd agreement a re subject to either the current uniform customs and practice for documentary credits esta blished by the International Cha mber of Commerce or the current lnternntional Standby Practices established by the Interna tional Chnmber of Commerce, (whichever may be determined to be appropria te by Keycorp Affiliates under the circumstances), and to the terms and conditions set forth in the Letter of Credit Reimbu rsement a nd Security Agreement executed by_the Applicant.
(Customer’s Sign n ture) Siener’s printed name
(Customer’s Dank Sign Here-
if other than n Keycorp Affiliate)
Date:
{00269182 v3 INTERNAL } KeyCorp: Confidential
Page I of6

KeyBank National Association

Application and Agreement for Irrevocable Standby Letter of Credit

Swift (Advising Bank Swift Address)
Courier (Contact Name) (Telephone Number)

Beneficiary: (show full name & complete street address)	Applicant: (show full name & complete street address)
Expiration Date:	Dollar Amount $ and currency if other than USD
☐ Automatic Extension Clause Days Notice:	(Amount in words):
Ultimate Expiration Date:	

Available by Drafts at sight drawn on you and accompanied by the following documents:

☐	1.	Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "The Principal, (Applicant), has not performed or fulfilled all the undertakings, covenants and conditions in accordance with the terms of the agreement dated ____________ between (Applicant) and (Beneficiary)".
☐	2.	Beneficiary's statement signed by an authorized individual or (Beneficiary) certifying "We hereby certify that invoices under sales agreement between (Applicant) and (Beneficiary) have been submitted for payment and said invoices are past due and payable".
☐	3.	Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "We hereby certify that (Applicant) has failed to honor their contractual agreement dated ____________ between (Applicant) and (Beneficiary) and that payment has not been made and is ________ past due.
☐	4.	Beneficiary's statement signed by one of its authorized individuals certifying that ____________ (Applicant) was the successful bidder under the Tender No. ________ dated ____________ for supply of ____________ and that ____________ (Applicant) has withdrawn their bid or failed to enter into contract.
☐	5.	Beneficiary's statement signed by an authorized individual reading: (Please indicate below the wording that is to appear in the statement to be presented.)
☐	6.	No statement or document by the beneficiary other than a draft is required to be presented under this Letter of Credit.

Partial Drawings: ☐ Permitted ☐ Not Permitted | Charges for: Applicant

Special instructions or conditions:
☐ Issue per attached sample

____________ (Customer's Signature) ____ Signer's printed name	____________ (Customer's Bank Sign Here – if other than a Keycorp Affiliate)	Date: ________

{00269182 v3 INTERNAL } KeyCorp: Confidential

Page 1 of 6

LETTER OF CREDIT REIMBURSEMENT

AND SECURITY AGREEMENT

(Stand-by Letter of Credit)

In consideration of the issuance, at request of the Account Parties of the Credit in accordance with the terms of any Letter of Credit Application as prepared by the Account Parties and presented to the Issuer, the Account Parties hereby represent, warrant and agree as follows:

1. DEFINITIONS: The following definitions shall apply herein:

“ACCOUNT PARTIES” is defined in Paragraph 13 below.

“BANK LIABILITIES” is defined in Paragraph 8 below.

“CREDIT” means the Letter of Credit described in the Letter of Credit Application to be issued by the Issuer in accordance with the instructions received by the Issuer, the terms of which are made a part hereof and approved by the Account Parties, as amended from time to time.

“DEPOSIT ACCOUNT” is defined in Paragraph 2 below.

“DOCUMENTS” mean any paper, whether negotiable or non-negotiable, including, but not limited to, all documents and certificates accompanying or relating to drafts or demands drawn under the Credit.

“DRAFTS” means any documentary draft drawn under and conditioned upon presentation of documents required by the Credit, including but not limited to such drafts accepted by the Issuer.

“ISP” means the International Standby Practices adopted by the International Chamber of Commerce in force at the time of issuance of the Credit, as the same may be thereafter amended or replaced.

“ISSUER” means any KeyCorp affiliate as issuer of the Credit.

“LETTER OF CREDIT APPLICATION” means any request submitted by the Account Parties to the Issuer (in written or electronic form) for the issuance of the Credit on the account of the Account Parties.

“PROPERTY” includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein; Property in Issuer’s possession shall include Property in possession of anyone for Issuer in any manner whatsoever.

“REIMBURSEMENT OBLIGATIONS” means the obligations of the Account Parties to reimburse the Issuer for all payments with respect to any draft of the Credit and to pay all other liabilities arising under this Agreement.

“REQUESTS” means any written or oral instruction that the Issuer honors on the Account Parties’ request to issue, amend or pay the Credit for the account and risk of the Account Parties communicated to the Issuer by telephone, telegraph, facsimile transmission or other electronic means.

“UNIFORM CUSTOMS” means the Uniform Customs and Practice for Documentary Credits adopted by the International Chamber of Commerce in force at the time of issuance of the Credit, as the same may be thereafter amended or replaced.

2. PAYMENT TERMS: The Issuer may accept or pay any draft presented to Issuer, regardless of when drawn and whether or not negotiated, if such draft, the other required documents, and any transmittal advice are dated on or before the expiration date of the Credit, which expiration date shall be expressly stated in

{00269182 v3 INTERNAL}	KeyCorp: Confidential	Page 2 of 6

the Credit and not extended in reference to any action or inaction in any other agreement. Except as instruction may be given by any of the Account Parties in writing expressly to the contrary with regard to, and prior to, the issuance of the Credit, Issuer may honor, as complying with the terms of the Credit, any instrument or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession assignee for the benefit of creditors, liquidator, receiver, conservator, or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents. The Account Parties, jointly and severally, agree to reimburse Issuer at its main office on demand in United States Dollars: (A) as to drafts payable in United States Dollars drawn or to be drawn under the Credit, the amount paid or payable thereon, or (B) as to such drafts payable in currency other than United States Dollars, the equivalent of the amount paid in United States Dollars at Issuer’s selling rate of exchange in the currency in which such draft is drawn, (C) any and all other expenses or charges incurred by Issuer in issuing or effecting payment of the Credit, for perfecting or maintaining, and insuring the Property, and for enforcing Issuer’s rights and remedies under this Agreement, (D) interest from the date of such payment at a rate per annum equal to the Prime Rate of KeyBank National Association in effect from time to time plus the rate margin customarily charged by Issuer to other account parties with similar credit worthiness and in like circumstances, upon all unpaid drafts and other obligations hereunder until paid in full, but in no event higher than the highest lawful rate permitted by law, and (E) such commission, issuance, letter of credit commitment fees, draw fees, and negotiation fees at such rate as Issuer may determine from time to time. The Account Parties shall at all times keep and maintain a deposit account at the Issuer described in the Application (the “Deposit Account”). Without prior notice or demand Issuer is authorized to charge the Deposit Account or any other deposit account maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate for the amount of any draft and all other reimbursement obligations hereunder.

3. INCREASED COSTS: If any law or regulation, or change therein, or interpretation, administration or enforcement thereof, by any person, agency or court shall (A) impose upon or modify any reserve or special deposit requirement, insurance assessment or other requirement against or affecting the Credit, or (B) impose any tax, other than tax imposed upon the income of Issuer, or withholding of any kind, or (C) impose or modify any capital requirement, impose any condition upon, supplement to or increase of any kind to Issuer’s capital base, and the result of any such event increases the cost or decreases the benefit to Issuer of issuing or maintaining the Credit, then the Account Parties shall pay to Issuer all such additional amounts upon request in an amount necessary to compensate Issuer for all such increased costs and decreased benefits. Upon written request, Issuer will certify such amounts. Issuer’s certification shall be conclusive absent manifest error.

4. REQUESTS: Requests shall be made by those persons purportedly authorized by any of the Account Parties. Issuer shall not be obligated to identify or confirm such persons beyond the use of the authorized name or code identification if any is established by Issuer or unless the Account Parties provide Issuer from time to time a written list of all such authorized representatives. All requests will be confirmed by Issuer in writing by sending the Account Parties a copy of the documents authorized or requested by the Account Parties. The Account Parties will promptly report all discrepancies in such documents upon their receipt of such confirmation. Issuer may, but shall not be obligated to, assign a unique code number or word and require such code to be used by the Account Parties, and thereafter all further requests shall refer to such code. Issuer shall not be liable for any loss which the Account Parties may incur as a result of Issuer’s compliance with any request in accordance with this Agreement even if unauthorized, provided that Issuer acted in good faith and exercised reasonable care.

5. MODIFICATION OF THE CREDIT: Any amendment to the terms of the Credit may be authorized by those persons purportedly authorized by any one of the Account Parties without notice to any other of the Account Parties, but any increase in the amount of the Credit or extension of the expiration date under the Credit for presentation of drafts or documents shall only be approved by those persons purportedly authorized by all of the Account Parties. In any such event this Agreement shall be binding upon all of the Account Parties with regard to the Credit so increased or otherwise amended, to drafts, documents and Property covered thereby, and to any action taken by Issuer and any of Issuer’s correspondents in accordance with such extension, increase or other modification.

{00269182 v3 INTERNAL}	KeyCorp: Confidential	Page 3 of 6

6. LIMITED LIABILITY: Neither Issuer nor Issuer’s correspondent shall be responsible: (A) for the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be invalid, insufficient, fraudulent or forged; (B) for the character, adequacy, validity, value or genuineness of any insurance; (C) for the solvency or responsibility of any party issuing any documents; (D) for delay in arrival or failure to arrive of any documents; (E) for any breach of contract between any person and the Account Parties; (F) for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any documents to accompany any draft at the reverse side of the Credit or to surrender or take up the Credit or to send or forward any document apart from drafts as required by the Credit; (G) for errors, omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, cable, telegraph, wireless or otherwise, or; for any errors in translation or interpretation of terms; or (H) for any other consequences arising from causes beyond Issuer’s control, including, but not limited to, any action or omission by, or any law, regulation or restriction of, any de facto or de jure domestic or foreign government or agency.

7. WARRANTIES; INDEMNITY: Each of the Account Parties hereby represents, warrants, covenants and confirms that said party understands the general nature and operation of a letter of credit and the obligations, rights and remedies under the Credit, including, without limitation: (A) The obligations to reimburse Issuer for all payments to the beneficiary, its successors or assigns, (B) Conditions under which payment under the Credit must be made by Issuer, (C) That Issuer has no responsibility or liability in connection with any underlying contract or other transaction between any of the Account Parties and the beneficiary of the Credit, and (D) That Issuer is not acting as an agent or in any fiduciary capacity for or on behalf of the Account Parties or the beneficiary, except as otherwise stated herein. All representations, warranties and indemnities set forth herein shall survive Issuer’s issuance of the Credit and any payment thereunder and shall continue until all obligations hereunder are paid in full. Each of the Account Parties hereby releases Issuer from and agrees to indemnify and hold harmless the Issuer, and its officers, agents, and employees, for any and all costs, liabilities and expenses (including reasonable attorney fees) incurred by Issuer and arising out of or in any way relating to (l) any underlying investments, transaction, and/or contracts between any one of the Account Parties and the beneficiary under the Credit or any of its agents and (2) any proper payment in accordance with the terms of the Credit, any refusal to pay or honor the Credit, or any other action or omission by Issuer, or Issuer’s correspondents or agents. It is understood that the Account Parties will not be obligated to indemnify Issuer for gross negligence or willful misconduct.

8. SECURITY: As security for all reimbursement obligations and other liabilities of the Account Parties to the Issuer under the Credit and this Agreement, whether now existing or hereafter arising, whether joint, several independent or otherwise, and whether absolute or contingent or due or to become due (herein collectively, called the “Bank Liabilities”), each of the Account Parties does hereby assign, pledge and grant to Issuer, a security interest in, and the right of possession and disposal of: (A) All documents and all Property shipped, stored or otherwise disposed of in connection with the Credit, whether or not released to any of the Account Parties on trust receipts or otherwise, (B) All right and causes of action against all parties arising from or in connection with the contract of sale or purchase of the property covered by the Credit, and all guarantees, agreements or other undertakings (including those in effect between any of the Account Parties), credits, policies of insurance or other assurances in connection therewith, (C)the Deposit Account or any other cash instruments, deposit balances, certificates of deposit and other case equivalents, repurchase agreements, and other investments maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate, whether matured or unmatured, or collected or in the process of collection (e.g., “cash security”); and (D) All proceeds of the foregoing. Also, the Account Parties will execute, deliver, and file all further instruments as may be reasonably required by the Issuer to carry out the purposes of this Agreement.

9. DEFAULT: In the event that any of the Account Parties: (A) Fails to perform any obligation required under this Agreement or any other agreement or document relating to or evidencing a security interest in any Property granted to Issuer, (B) Fails to make any payment or perform any other obligations under this Agreement, (C) Makes any assignment for the benefit of creditors, (D) Permits or consents to the filing of any voluntary or involuntary petition in bankruptcy by or against any one of the Account Parties,

{00269182 v3 INTERNAL}	KeyCorp: Confidential	Page 4 of 6

(E) Applies for the appointment of a receiver of any of the assets of any of the Account Parties, (F) Becomes insolvent, or ceases, becomes unable or admits in writing its inability to pay its debts as they mature, or (G) Fails to pay when due, upon acceleration or otherwise, any other obligation to Issuer, Issuer may at such time or any time thereafter declare, without demand or notice which are hereby expressly waived, all obligations and liabilities hereunder to be immediately due and payable, and Issuer is authorized, at its option, to apply (or hold available in escrow) the proceeds of any Property or other collateral assets, and any other sums due from Issuer to any one of the Account Parties, to the payment of any and all obligations or liabilities of the Account Parties arising under this Agreement. In any such event Issuer shall have all of the remedies of a secured party under the Uniform Commercial Code in effect in the State in which the principal office of the Issuer is located and Issuer is hereby authorized and empowered at its option, at any time or times thereafter, to sell and assign the whole of the Property, or any part thereof then constituting security pursuant to any of the terms hereof, at any public or private sale, at such time and place and upon such terms as Issuer may deem proper and with the right in Issuer to be the purchaser at such sale and, after deducting all legal and other costs and expenses of any sale, to apply the net proceeds of such sale(s) to the payment of all of the Bank Liabilities. The residue, if any, of the proceeds of sale and any other Property constituting security remaining after satisfaction of the Bank Liabilities shall be returned to the respective Account Parties unless otherwise disposed of in accordance with written instructions from the customer’s bank. It is agreed that, with or without notification to any of the Account Parties, Issuer may exchange, release, surrender, realize upon, release on trust receipt to any of them, or otherwise deal with any Property by whomsoever pledged, mortgaged or subjected to a security interest to secure directly or indirectly any of the Bank Liabilities and/or any offset thereagainst.

10. NO WAIVER: ISSUER SHALL HAVE NO DUTY TO EXERCISE ANY RIGHT HEREUNDER OR WITH RESPECT TO ANY PROPERTY, AND ISSUER SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR DELAY IN DOING SO. NONE OF ISSUER’S OPTIONS, POWERS OR RIGHTS IN CONNECTION WITH THE CREDIT OR THIS AGREEMENT SHALL BE WAIVED UNLESS ISSUER OR ISSUER’S AUTHORIZED AGENT SHALL HAVE SIGNED SUCH WAIVER IN WRITING. NO SUCH WAIVER, UNLESS EXPRESSLY AS STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION WHICH OCCURS SUBSEQUENT TO THE DATE OF SUCH WAIVER NOR AS TO ANY CONTINUANCE OF A BREACH AFTER SUCH WAIVER. NO COURSE OF DEALING BETWEEN ANY OF THE ACCOUNT PARTIES AND ISSUER SHALL BE EFFECTIVE TO CHANGE, MODIFY OR DISCHARGE IN WHOLE OR IN PART THIS AGREEMENT OR THE OBLIGATIONS HEREUNDER.

11. GOVERNING LAW; SEVERABILITY: THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED. THE CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED AND SHALL BE SUBJECT TO THE UNIFORM CUSTOMS OR THE ISP (WHICHEVER MAY BE DETERMINED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES BY ISSUER AND INDICATED IN THE CREDIT) THEN IN EFFECT, WHICH UNIFORM CUSTOMS OR ISP, AS THE CASE MAY BE, WILL CONTROL IN THE EVENT OF ANY CONFLICT WITH STATE LAWS. IF ANY PROVISION HEREOF IS FOR ANY REASON HELD TO BE UNENFORCEABLE UNDER ANY LAW, SUCH ILLEGALITY OR INVALIDITY SHALL NOT AFFECT ANY OTHER PROVISIONS HEREOF, EACH OF WHICH SHALL BE CONSTRUED AND ENFORCED AS IF SUCH UNENFORCEABLE PROVISION WERE NOT CONTAINED HEREIN.

12. NOTICE AND WAIVERS: EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPHS 4 AND 5 HEREIN, ANY NOTICE TO ISSUER SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING SENT TO AND RECEIVED BY ISSUER. ANY SUCH NOTICE TO OR DEMAND ON ANY OF THE ACCOUNT PARTIES SHALL BE BINDING ON ALL OF THEM AND SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING (A) WHEN DELIVERED PERSONALLY OR BY VERIFIABLE FACSIMILE TRANSMISSION; (B) ON THE NEXT BUSINESS DAY AFTER DELIVERY TO A NATIONALLY-RECOGNIZED OVERNIGHT COURIER, WITH RECEIPT ACKNOWLEDGMENT REQUESTED; (C) ON THE BUSINESS DAY ACTUALLY RECEIVED IF DEPOSITED IN THE U.S.

{00269182 v3 INTERNAL}	KeyCorp: Confidential	Page 5 of 6

MAIL, OR (D) IF BY TELEPHONE, WHEN CONFIRMED BY VERIFIABLE FACSIMILE TRANSMISSION TO THE LAST ADDRESS OR TELEPHONE NUMBER OF SUCH PERSON APPEARING ON ISSUER’S RECORDS.

13. ACCOUNT PARTY: IF THIS AGREEMENT IS SIGNED BY ONE ACCOUNT PARTY ONLY, THE TERMS “ACCOUNT PARTIES” AND “THEIR” AND “THEM” SHALL REFER THROUGHOUT TO THE ONE ACCOUNT PARTY EXECUTING THIS AGREEMENT; IF THIS AGREEMENT IS SIGNED BY MORE THAN ONE PARTY, THIS AGREEMENT SHALL BE THE JOINT AND SEVERAL OBLIGATION OF ALL SUCH ACCOUNT PARTIES. IF THE UNDERSIGNED IS A PARTNERSHIP, THE OBLIGATIONS HEREUNDER SHALL CONTINUE IN FORCE AND APPLY NOTWITHSTANDING ANY CHANGE IN MEMBERSHIP OF SUCH PARTNERSHIP. THIS AGREEMENT SHALL BE BINDING UPON EACH OF THE ACCOUNT PARTIES AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND SHALL INURE TO ISSUER’S BENEFIT AND ISSUER’S SUCCESSORS AND ASSIGNS. ISSUER MAY, WITHOUT NOTICE TO THE ACCOUNT PARTIES, ASSIGN THIS AGREEMENT IN WHOLE OR IN PART.

Account Party Name:

Signature:
Signer’s Name:
Title or Capacity:
Date:

Account Party Name:

Signature:
Signer’s Name:
Title or Capacity:
Date

{00269182 v3 INTERNAL}	KeyCorp: Confidential	Page 6 of 6

KeyBank National Association
Application for Amendment to Standby Letter of Credit
To: Standby Letter of Credit Services
4900 Tiedeman, 1’1 floor
Cleveland, Ohio 44144-2302
Mailcode: OH-01-49-1003
Fax Number: (216) 813-3719
Date: Amendment#:
Please amend by: 0 Swift (Advising Bank Swift Address)
(Note: 11 II l’l!lflll!.\”1.\’ will be sent t•iu Courier unless otlumvise indicated.)
0 Extend Expiration Date to:
0 Increase 10 Decrease
0 Change Address New Address:
(No P.O. Boxes)
0 Beneficiary
0 Applicant
I By:$
I Letter of Credit#:
I New Total: $
Appllcnnt shnll keep nnd mnintain Demand Deposit Account No. __ _ nt all limes. Key Bank is authorized to debit the Demond Deposit Account or any successor account to pay any amounts which become due by Applicant in connection with the Letter of Cr edit, including any fees charged to Applicant or the amount of any draw(s) mnde under the Letter of
Cr edit by the Beneficiary.
0 Add 0 Delete
The following documentary requirement(s) I special instruction(s):
0 Other:
We understand that amendments to Irrevocable Standby Letters of Credit are subject to acceptance by the beneficiary. All other terms and conditions of the original Letter of Credit, the Application for the same, and the Agreement for Standby Letters of Credit and Security Agreement remain unchanged. This application shall include revisions of the terminology set forth above as you deem necessary.
Applicant Name:
Authorized Signature: Title/Phone Number:
Authorized Signature: Title/Phone Number:

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia 30328

Attn: Tayven Hike

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of October 15, 2015 (as the same may hereafter be amended, the “Credit Agreement”) by and among Mid-America Apartments, L.P. (“Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, Borrower is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of the Borrower for the fiscal period ended                     (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of the Borrower at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §2.10(d), §7.4(c), §8.3 or §10.10 of the Credit Agreement. If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of the Borrower as of the Balance Sheet Date adjusted in the best good faith estimate of Borrower to give effect to the making of a Loan or issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Borrower of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer or treasurer of REIT, acting as a general partner of the Borrower, or another senior financial officer of REIT, acting as general partner of the Borrower, reasonably acceptable to Agent.

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and Guarantors, if any, with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this     day of             , 201    .

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole general partner

By:
Name:
Title:

APPENDIX TO COMPLIANCE CERTIFICATE

Mid-America Apartments, L.P.

KeyBank Covenant Worksheet

Financial Covenants

Section

9.1	Unencumbered Leverage Ratio - not to exceed 60%

Unsecured Indebtedness:

Unsecured Bonds

Letters of Credit

Credit Facility Borrowings

Term Loan Borrowings

Unencumbered Asset Value:

Unrestricted Cash

Cap Value of property owned more than 1 year

Undepreciated Book Value of property owned less than 1 year

Corporate HQ & Non MF real estate

Unimproved Land

Development

9.2	Total Leverage Ratio - not to exceed 60% (65% 4 Tralling Q’s after Material Acquisition)

Total Indebtedness:

MAA Debt

Letters of Credit

Share of JV Debt

Consolidated Total Asset Value:

Unrestricted Cash

Cap Value of property owned more than 1 year

Undepreciated Book Value of property owned less than 1 year

Development

Unimproved Land

Corporate HQ & Non MF real estate

Joint Ventures

9.3	Total Secured Leverage Ratio - not to exceed 40%

Secured Indebtedness:

MAA Debt - Secured

Secured Letters of Credit

Share of JV Debt - Secured

Consolidated Total Asset Value:

Unrestricted Cash

Cap Value of property owned more than 1year

Undepreciated Book Value of property owned less than 1 year

Development

Unimproved Land

Corporate HQ & Non MF real estate

Joint Ventures

9.4	Adjusted Consolidated EBITDA to Consolidated Fixed Charges - not less than 1:5:1

Adjusted EBITDA:

EBITDA

Capital Reserves

Depreciation from JV

Interest from JV

Fixed Charges:

Consolidated Interest Expense

Scheduled Principal Amortization

JV Fixed Charges

Preferred Dividends

WORKSHEET

CONSOLIDATED TOTAL ASSET VALUE

A.	Adjusted Net Operating Income attributable to Real Estate (other than those included in B, C and D below) for the period of the 2 fiscal quarters most recently ended prior to the date of determination annualized, divided by (y) the Capitalization Rate:	$

B.	Book Value of Real Estate not included in A above, owned or in operation for less than 4 full fiscal quarters:	$

C.	Book Value of all Development Properties:	$

D.	Book Value of all Unimproved Land:	$

E.	Aggregate of Unrestricted Cash and Cash Equivalents:	$

F.	Book Value of other Real Estate	$

G.	Unconsolidated Allocation Percentage attributable to such assets owned by Unconsolidated Entities:	$

	Consolidated Total Asset Value (the sum of A plus B plus C plus D plus E plus F plus G):	$

EXHIBIT H

FORM OF GUARANTY

H-1

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned Guarantors which are now or hereafter a party hereto (hereinafter referred to individually as a “Guarantor” and collectively, as “Guarantors”), the receipt and sufficiency whereof are hereby acknowledged by Guarantors, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender”, which term shall also include each other Lender which may now be or hereafter become a party to the “Credit Agreement” (as hereinafter defined), any Lender acting as the Issuing Lender under the Credit Agreement and shall also include any such individual Lender acting as agent for all of the Lenders), to extend credit or otherwise provide financial accommodations to MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“Borrower”), under the Credit Agreement, which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender the complete payment and performance of the following liabilities, obligations and indebtedness of Borrower to Lender (hereinafter referred to collectively as the “Obligations”) (capitalized terms that are used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement):

(a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of up to [Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00)], and of the Swing Loan Note made by Borrower to the order of the Swing Loan Lender in the principal face amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00), together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and

(b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015 (hereinafter referred to as the “Credit Agreement”) among Borrower, KeyBank, for itself and as agent, and the other lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases, and extensions thereof (the Revolving Credit Notes, the Swing Loan Note and each of the notes described in this subparagraph (b) are hereinafter referred to collectively as the “Note”); and

(c) the full and prompt payment and performance of any and all obligations of Borrower to Lender and Issuing Lender under the terms of the Credit Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements, and extensions thereof; and

(d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Credit Agreement (the Note, the Credit Agreement and said other agreements, documents and instruments are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”). Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 2.11 of the Credit Agreement pursuant to which the Total Commitment under the Credit Agreement may be increased to up to $1,500,000,000.00 and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by the Borrower in connection with any such increase of the Total Commitment and all other obligations of Borrower under the Loan Documents as a result of such increase without notice to or consent from Guarantors, or any of them.

Except as provided in Section 2 hereof, upon such indefeasible payment and performance in full of the Obligations under the Credit Agreement, the return or termination of all Letters of Credit, the termination of the obligations of the Lenders to make Loans or issue Letters of Credit, and the expiration of all bankruptcy preference or other periods providing for the possible disgorgement of payments, all obligations under this Unconditional Guaranty of Payment and Performance shall immediately terminate.

1. Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that following and during the continuance of an Event of Default under the Loan Documents if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other obligations of Borrower to Lender under the Note or of Borrower or any Guarantor under the other Loan Documents are not performed by such Borrower or Guarantor, as applicable, in accordance with their terms, Guarantors will immediately upon demand make such payments and perform such obligations. Guarantors further agree to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations guaranteed hereby, to enforce any of the Obligations of Borrower guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the Default Rate set forth in Section 4.12 of the Credit Agreement unless collection from Guarantors of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantors under applicable law.

2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations guaranteed hereunder is required to be refunded, rescinded or returned by Lender to Borrower, or paid or turned over to any other Person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (the “Turnover Payment”), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor or any other Person or entity, either with or without

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consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any Person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the other Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the other Loan Documents and to any Persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor (including any Guarantor), surety, endorser or accommodation party of the Note or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the other Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any obligations or undertakings of Borrower or any Guarantor, nor any course of dealing with Borrower or any other Person, shall release any Guarantor’s obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the other Loan Documents, and any and all references herein to the Note and the other Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 18.3 of the Credit Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors, or any of them.

4. No Contest with Lender; Subordination. So long as any of the Obligations hereby guaranteed remain unpaid or undischarged or any Lender has any obligation to make Loans or issue Letters of Credit, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of any Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any of the Obligations hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower until 91 days after the date of the return or termination of all Letters of Credit, the termination of the obligation of the Lenders to make Loans or issue Letters of Credit and the indefeasible payment and performance in full of the Obligations under the Credit Agreement and this Unconditional Guaranty of Payment and Performance (the “Waiver Date”) or any other Guarantor, whether at law or in equity, arising from any payments made by any Guarantor pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower or any other Guarantor for reimbursement of any such payments except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged or any Lender has any obligation to make Loans or issue Letters of Credit. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as

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trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to Lender against Borrower or any other Guarantor, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower or any other Guarantor and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents, except and until the Waiver Date. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to any Guarantor to all indebtedness of Borrower or any other Guarantor to Lender, and agree with Lender that (a) Guarantors shall not demand or accept any payment from Borrower or any other Guarantor on account of such indebtedness until the Waiver Date, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such outstanding indebtedness shall have been reduced by such payment.

5. Waiver of Defenses. Guarantors hereby agree that their obligations hereunder shall not be affected or impaired by, and hereby waive and agree not to assert or take advantage of any defense based on:

(a) (i) any change in the amount, interest rate or due date or other term of any of the obligations hereby guaranteed, (ii) any change in the time, place or manner of payment of all or any portion of the obligations hereby guaranteed, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any obligations hereby guaranteed, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the obligations hereby guaranteed or any other instrument or agreement referred to therein or evidencing any obligations hereby guaranteed or any assignment or transfer of any of the foregoing;

(b) any subordination of the payment of the obligations hereby guaranteed to the payment of any other liability of Borrower or any other Person;

(c) any act or failure to act by Borrower or any other Person which may adversely affect any Guarantor’s subrogation rights, if any, against Borrower or any other Person to recover payments made under this Guaranty;

(d) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the obligations hereby guaranteed;

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(e) any application of sums paid by Borrower or any other Person with respect to the liabilities of Lender, regardless of what liabilities of the Borrower remain unpaid;

(f) any defense of Borrower, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

(g) either with or without notice to Guarantors, any renewal, extension, modification, amendment or other changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(h) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

(i) the incapacity, lack of authority, death or disability of Borrower or any other Person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person or entity;

(j) the dissolution or termination of existence of Borrower, any Guarantor or any other Person or entity;

(k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any Guarantor or any other Person or entity;

(l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or any Guarantor or any other Person or entity, or any of Borrower’s or any Guarantor’s or any other Person’s or entity’s properties or assets;

(m) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral, the Real Estate or any of the improvements located thereon;

(n) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of Borrower or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

(o) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the other Loan Documents, or to realize upon any security;

(p) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower (including, without limitation Borrower’s financial condition), any other Person, any collateral, or any other assets or liabilities of such Persons, whether such facts materially increase the risk to Guarantors or not (it being agreed that Guarantors assume responsibility for being informed with respect to such information);

(q) failure to accept or give notice of acceptance of this Guaranty by Lender;

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(r) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

(s) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

(t) any and all other notices whatsoever to which Guarantors might otherwise be entitled;

(u) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

(v) the invalidity or unenforceability of the Note, or any of the other Loan Documents, or any assignment or transfer of the foregoing;

(w) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Note or the other Loan Documents;

(x) any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

(y) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

(z) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

Each Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate such Guarantor’s right of subrogation against the Borrower or the other Guarantors and that such Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, each Guarantor hereby waives and releases any claim or other rights which such Guarantor may now have or hereafter acquire against Borrower except and until the Waiver Date, or any other Guarantor or other Person of all or any of the obligations of Guarantors hereunder that arise from the existence or performance of such Guarantor’s obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any other Guarantor or other Person or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower or any other Guarantor, directly or indirectly, in cash or

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other property or by setoff or in any other manner, payment or security on account of such claim or other rights, except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged or any Lender has any obligation to make Loans or issue Letters of Credit. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment until the Waiver Date.

6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other Person.

7. Rights and Remedies of Lender. In the event of an Event of Default under the Note or the other Loan Documents, or any of them, that is continuing (it being understood that the Lender has no obligation to accept cure after an Event of Default occurs), Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other Loan Document, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence and during the continuance of any Event of Default under the Note or the other Loan Documents, at its sole discretion, and without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations guaranteed hereby, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or any other Loan Document without prejudice to Lender’s remedies hereunder against Guarantors for deficiencies. If the Obligations guaranteed hereby are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the Obligations guaranteed hereby even though any rights which any Guarantor may have against Borrower or any other Person may be destroyed or diminished by the exercise of any such remedy.

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8. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower, any Guarantor or any other Person or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the Obligations.

9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

10. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the other Loan Documents have been completely performed and Lender has no further obligation to make Loans or issue Letters of Credit, Guarantors will comply with any and all covenants applicable to Guarantors set forth in the Credit Agreement.

11. Rights of Set-off. Regardless of the adequacy of any collateral, during the continuance of any Event of Default under the Note or the other Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or branch of Lender where the deposits are held) now or hereafter held by Lender against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

12. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of any Guarantor can be released or waived by Lender except as provided in Section 27 of the Credit Agreement. This Guaranty shall be irrevocable by Guarantors until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note, the Letters of Credit and the Loan Documents have been completely performed and the Lenders have no further obligation to advance Loans or issue Letters of Credit under the Credit Agreement.

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13. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Guaranty (hereinafter in this Section 13 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by electronic mail, and addressed as follows:

The address of Lender is:

KeyBank National Association

1200 Abernathy Road, N.E.

Suite 1550

Atlanta, Georgia 30328

Attn: Tayven Hike

Email: Tayven_Hike@KeyBank.com

With a copy to:

Dentons US LLP

303 Peachtree Street, Suite 5300

Atlanta, Georgia 30308

Attn: William F. Timmons, Esq.

Email: bill.timmons@dentons.com

The address of Guarantors is:

c/o Mid-America Apartment Communities, Inc.

6589 Poplar Avenue

Memphis, Tennessee 38138

Attn: Andrew Schaeffer

Email: andrew.schaeffer@maac.com

With a copy to:

Bass, Berry & Sims, PLC

100 Peabody Place, Suite 900

Memphis, Tennessee 38103

Attention: T. Gaillard Uhlhorn

Email: guhlhorn@bassberry.com

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid upon being sent and confirmation of receipt, or if transmitted by electronic mail, as provided in Section 19(c) of the Credit Agreement. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as

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disclosed on the return receipt, or with respect to electronic mail, following receipt as provided in Section 19(c) of the Credit Agreement. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least five (5) days’ prior Notice thereof, Borrower, Guarantors or Lenders shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America

14. Governing Law. GUARANTORS ACKNOWLEDGE AND AGREE, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15. CONSENT TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY(LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. EACH GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH GUARANTOR AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST ANY GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF ANY GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK. EACH GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD

11

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 15. EACH GUARANTOR ACKNOWLEDGES THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 15 WITH THEIR LEGAL COUNSEL AND THAT SUCH GUARANTOR AGREES TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

16. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

17. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

18. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

19. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder subject to the terms and provisions of the Credit Agreement.

20. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

22. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Credit Agreement as if the same were more fully set forth herein.

23. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

24. Fair Consideration. The Guarantors represent that the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement.

12

25. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

26. Condition of Borrower. Without reliance on any information supplied by the Lender, each Guarantor has independently taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Borrower or any collateral, and the Lender shall not have any duty to advise any Guarantor of information at any time known to the Lender regarding such financial condition or affairs or any collateral.

[CONTINUED ON NEXT PAGE]

13

IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of this     day of             , 201    .

[INSERT GUARANTORS:]

,
a

By:
Name:
Title:

(SEAL)

SIGNATURES CONTINUED ON NEXT PAGE

[Signature Page to Unconditional Guaranty of Payment and Performance – KeyBank/MAA 2015]

Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Paragraph 15 hereof and Section 25 of the Credit Agreement.

KEYBANK NATIONAL ASSOCIATION,
as Agent for the Lenders

By:
Name:
Title:

[Signature Page to Unconditional Guaranty of Payment and Performance – KeyBank/MAA 2015]

EXHIBIT I

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated                     , by and between                     (“Assignor”), and                     (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015, by and among Mid-America Apartments, L.P. (the “Borrower”), the other lenders that are or may become a party thereto, and KeyBank National Association, individually and as Agent (the “Loan Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitment] under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, [all][a portion] of its Revolving Credit Note in the amount of $            representing a $            Commitment, and a             percent (    %) Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding Loans and participations in Letters of Credit with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Loan Agreement having a Commitment Percentage equal to the amount of the respective Assigned Interests.

(b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Loan Agreement and the “Intercreditor Agreement” (as hereinafter defined), which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower and participate in

Letters of Credit with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3. Representations and Requests of Assignor.

(a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s Revolving Credit Note is $            and the aggregate outstanding principal balance of the Revolving Credit Loans made by it equals $            , and (iii) that it has forwarded to the Agent the Revolving Credit Note held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors, if any, or the continued existence, sufficiency or value of any collateral or any assets of the Borrower or the Guarantors, if any, which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors, if any, of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b) Assignor requests that the Agent obtain replacement Revolving Credit Notes for each of Assignor and Assignee as provided in the Loan Agreement.

4. Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors, if any, and the value of the assets of the Borrower and the Guarantors, if any, and taking or not taking action under the Loan Documents and any intercreditor agreement among the Lenders and the Agent (the “Intercreditor Agreement”); (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents and the Intercreditor Agreement are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or the Guarantors, if any, and is not a Defaulting Lender or an Affiliate of a Defaulting Lender or a natural person, (g) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) if Assignee is an assignee of any portion of the Revolving Credit Notes, Assignee has a net worth or unfunded commitments as of the date hereof of not less than $100,000,000.00 unless waived in writing by the Borrower and Agent as required by the Credit Agreement. Assignee agrees that the Borrower may rely on the representation contained in Section 4(i).

5. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $            representing the aggregate principal amount outstanding of the Revolving Credit Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

6. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Loan Agreement.

7. Effectiveness.

(a) The effective date for this Agreement shall be                     (the “Assignment Date”). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement and the Intercreditor Agreement.

(c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Email:

Domestic Lending Office:	Same as above

Eurodollar Lending Office:	Same as above

9. Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the separate instructions delivered to Agent.

10. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND BE, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

11. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

13. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement and the Intercreditor Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

CONSENTED TO BY: [1]

MID-AMERICA APARTMENTS, L.P., a
Tennessee limited liability company

By:	Mid-America Apartment Communities,
Inc., a Tennessee corporation

By:
Name:
Title:

[1]	Insert signature block of Borrower to extent required by Credit Agreement.

1-5

EXHIBIT J

FORM OF CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of the     day of             , 201    by and among MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“Borrower”),                     , a                     , and                     , a                     , (such entities, together with any other parties joining this Agreement as Guarantors, are sometimes hereinafter referred to individually as a “Guarantor” and collectively as “Guarantors”; and the Borrower and the Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collectively as the “Contributing Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015, among the Borrower, KeyBank National Association (“KeyBank”), the other lending institutions which are or may hereafter become a party thereto (KeyBank together with such other lending institutions are hereinafter referred to collectively as the “Lenders”), and KeyBank, as Agent (the “Agent”) (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Credit Agreement”), the Lenders have agreed to extend financial accommodations to the Borrower;

WHEREAS, pursuant to the terms of the Credit Agreement, the Guarantors are required to deliver the Guaranty, pursuant to which the Guarantors have agreed to guarantee the respective obligations described in the Guaranty;

WHEREAS, the Guarantors are direct or indirect wholly owned subsidiaries of the Borrower or Controlled JV Entities; and

WHEREAS, the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lenders to make the Loans and issue Letters of Credit and the Contributing Parties to execute and deliver the Loan Documents to which they are a party, it is agreed as follows:

1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. Contribution.

(a) To the extent that the Borrower or a Guarantor shall make a payment (a “Payment”) of a portion of the Obligations, then the Borrower or the Guarantor that made the

Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the lesser of (a) the amount derived by subtracting from any such Payment the “Allocable Amount” (as defined herein) of such Contributing Party, and (b) the “Allocable Amount” (as defined herein) for the other Contributing Parties.

(b) As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

3. No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of any Contributing Party to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the applicable Loan Documents.

4. Rights Constitute Assets. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Contributing Party.

5. Effectiveness. This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged, all Letters of Credit are returned undrawn, and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated.

6. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EACH OF BORROWER, GUARANTORS, AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER

THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER AND EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6. BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 6 WITH LEGAL COUNSEL AND THAT BORROWER AND EACH GUARANTOR AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

7. This Agreement shall, pursuant to New York General Obligations Law Section 5 1401, be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower and the Guarantors have executed and delivered this Agreement, under seal, as of the date first above written.

BORROWER:

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its sole general partner

By:
Name:
Title:

(SEAL)

GUARANTORS:

[TO BE INSERTED]

a

By:
Name:
Title:

(SEAL)

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Mid-America Apartments, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

K-1 – Page 1

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Mid-America Apartments, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

K-2 – Page 1

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Mid-America Apartments, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS
Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

K-3 – Page 1

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Mid-America Apartments, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS
Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

K-4 – Page 1

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Tayven Hike Email: Tayven_Hike@KeyBank.com	$75,000,000.00	10.00%
LIBOR Lending Office Same as Above
Wells Fargo Bank, National Association 10 South Wacker Drive, 32nd Floor Chicago, IL 60606 Attention: Brandon Barry Email: brandon.barry@wellsfargo.com	$75,000,000.00	10.00%
LIBOR Lending Office Same as Above
JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, NY 10179 Attention: Jason Guan Email: jason.guan@jpmorgan.com	$75,000,000.00	10.00%
LIBOR Lending Office Same as Above
PNC Bank, National Association 500 First Avenue (P7-PFSC-04-V) Pittsburgh, PA 15219 Attention: Andy White Email: andrew.white@pnc.com	$65,000,000.00	8.67%
LIBOR Lending Office Same as Above

Schedule 1.1 – Page 1

Name and Address	Commitment	Commitment Percentage
U.S. Bank National Association 1100 Abernathy Road, #1250 Atlanta, GA 30328 Attention: Lee Hord Email: lee.hord@usbank.com	$65,000,000.00	8.67%
LIBOR Lending Office Same as Above
Regions Bank 1900 Fifth Avenue North, 15th Floor Birmingham, AL 35203 Attention: Barrett Vawter Email: Barrett.Vawter@regions.com	$60,000,000.00	8.00%
LIBOR Lending Office Same as Above
Bank of Montreal, Chicago Branch 100 High Street, 26th Floor Chicago, IL 60603 Attention: Lloyd Baron Email: Lloyd.Baron@bmo.com	$60,000,000.00	8.00%
LIBOR Lending Office: Same as Above
Fifth Third Bank, an Ohio Banking Corporation 222 S. Riverside Plaza, 30th Floor Chicago, IL 60606 Attention: Mick Perillo Email: Michael.Perillo@53.com	$60,000,000.00	8.00%
LIBOR Lending Office Same as Above

Schedule 1.1 – Page 2

Name and Address	Commitment	Commitment Percentage
Citibank, N.A. 388 Greenwich Street, 23rd Floor New York, NY 10013 Attention: David Bouton Email: david.bouton@citi.com	$40,000,000.00	5.33%
LIBOR Lending Office Same as Above
Branch Banking & Trust Company 200 West Second Street, 16th Floor Winston-Salem, NC 27101 Attention: Brad Bowen Email: B.Bowen@bbandt.com	$35,000,000.00	4.67%
LIBOR Lending Office Same as Above
Capital One, N.A. 1680 Capital One Drive, 10th Floor McLean, VA 22102 Attention: Jessica Schneickert Email: Jessica.Schneikert@capitalone.com	$35,000,000.00	4.67%
LIBOR Lending Office Same as Above
Mizohu Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attention: Snehit Shetty Email: Snehit.Shetty@mizuhocbus.com	$35,000,000.00	4.67%
LIBOR Lending Office Same as Above
SunTrust Bank 303 Peachtree Street, N.E., Suite 2200 Atlanta, GA 30308 Attention: Francine Glandt Email: Francine.Glandt@SunTrust.com	$35,000,000.00	4.67%
LIBOR Lending Office Same as Above

Schedule 1.1 – Page 3

Name and Address	Commitment	Commitment Percentage
First Tennessee Bank National Association 165 Madison Avenue, 10th Floor Memphis, TN 38103 Attention: Kevin Briske Email: KMBriske@firsttennessee.com	$20,000,000.00	2.67%
LIBOR Lending Office Same as Above
Synovus Bank 800 Shades Creek Parkway Birmingham, AL 35209 Attention: David Bowman Email: DAVIDBOWMAN@synovus.com	$15,000,000.00	2.00%
LIBOR Lending Office Same as Above

Total	$750,000,000.00	100.0%

*	Percentages may not equal 100% due to rounding.

Schedule 1.1 – Page 4

SCHEDULE 1.2

INITIAL UNENCUMBERED PROPERTIES

Schedule 1.2 – Page 1

Property Name	Address	City	State	Zip	Legal Entity
Colonial Village at Waters Edge	9989 Dorchester Road	Summerville	SC	29485	Colonial Properties Services Inc.
Cypress Village	23833G Cypress Manor	Orange Beach	AL	36561	CPSI-UCO Cypress Village II LLC
Colonial Reserve at Frisco Bridges	3150 Avenue of the Stars	Frisco	TX	75034	CRLP Frisco Bridges LLC
Calais Forest	500 Napa Valley Road	Little Rock	AR	72211	MAA Arkansas REIT LLC
Napa Valley	501 Napa Valley Road	Little Rock	AR	72211	MAA Arkansas REIT LLC
Palisades at Chenal Valley	1501 Rahling Road	Little Rock	AR	72223	MAA Arkansas REIT LLC
Ridge at Chenal Valley	5400 Chenoceau Boulevard	Little Rock	AR	72223	MAA Arkansas REIT LLC
Westside Creek	4710 Sam Peck Road	Little Rock	AR	72223	MAA Arkansas REIT LLC
1225 South Church	1225 South Church Street	Charlotte	NC	28203	Mid-America Apartments, LP
Adalay Bay	101 Sabal Palm Lane	Chesapeake	VA	23320	Mid-America Apartments, LP
Alamo Ranch	11585 Alamo Ranch Parkway	San Antonio	TX	78253	Mid-America Apartments, LP
Allure at Brookwood	40 Peachtree Valley Road Northeast	Atlanta	GA	30309	Mid-America Apartments, LP
Allure in Buckhead Village	360 Pharr Road	Atlanta	GA	30305	Mid-America Apartments, LP
Ashley Park	6901 Marlowe Road	Richmond	VA	23225	Mid-America Apartments, LP
Atlantic Crossing	9825 Gate Parkway North	Jacksonville	FL	32246	Mid-America Apartments, LP
Avala at Savannah Quarters	300 Blue Moon Crossing	Pooler	GA	31322	Mid-America Apartments, LP
Aventura at Indian Lake	245 Indian Lake Boulevard	Hendersonville	TN	37075	Mid-America Apartments, LP
Balcones Woods	11215 Research Boulevard	Austin	TX	78759	Mid-America Apartments, LP
Birchall at Ross Bridge	100 Birchall Lane	Hoover	AL	35226	Mid-America Apartments, LP
Boulder Ridge	1515 Cannon Parkway	Roanoke	TX	76262	Mid-America Apartments, LP
Brentwood Downs	One Derby Trace	Nashville	TN	37211	Mid-America Apartments, LP
Bulverde Oaks	3515 Canyon Parkway	San Antonio	TX	78259	Mid-America Apartments, LP
Cascade at Fall Creek	8330 North Sam Houston Parkway East	Humble	TX	77396	Mid-America Apartments, LP
Cityscape at Market Center	3825 Mapleshade Ln.	Plano	TX	75075	Mid-America Apartments, LP
Colonial Grand at Ashton Oaks	300 South A.W. Grimes Blvd	Round Rock	TX	78664	Mid-America Apartments, LP
Colonial Grand at Autumn Park	7029 West Friendly Avenue	Greensboro	NC	27410	Mid-America Apartments, LP
Colonial Grand at Ayrsley	9005 Lenox Pointe Drive	Charlotte	NC	28273	Mid-America Apartments, LP
Colonial Grand at Berkeley Lake	100 Bradford Creek Trail	Duluth	GA	30096	Mid-America Apartments, LP
Colonial Grand at Canyon Pointe	9715 FM 620 North	Austin	TX	78726	Mid-America Apartments, LP
Colonial Grand at Commerce Park	3785 Ladson Road	North Charleston	SC	29456	Mid-America Apartments, LP
Colonial Grand at Cornelius	19401 Carrington Club Drive	Cornelius	NC	28031	Mid-America Apartments, LP
Colonial Grand at Cypress Cove	3590 Mary Ader Avenue	Charleston	SC	29414	Mid-America Apartments, LP
Colonial Grand at Desert Vista	3305 E. Rome Boulevard	North Las Vegas	NV	89086	Mid-America Apartments, LP
Colonial Grand at Double Creek	11001 South 1st Street	Austin	TX	78748	Mid-America Apartments, LP
Colonial Grand at Hammocks	25 Johnny Mercer Blvd	Savannah	GA	31410	Mid-America Apartments, LP
Colonial Grand at Hampton Preserve	6398 Colonial Grand Drive	Tampa	FL	33647	Mid-America Apartments, LP
Colonial Grand at Heather Glen	13184 Heather Moss Drive	Orlando	FL	32837	Mid-America Apartments, LP
Colonial Grand at Inverness Commons	5332 East Baseline Road	Mesa	AZ	85206	Mid-America Apartments, LP
Colonial Grand at Lake Mary	225 Sunlight Lane	Lake Mary	FL	32746	Mid-America Apartments, LP
Colonial Grand at Lakewood Ranch	8100 Natures Way	Bradenton	FL	34202	Mid-America Apartments, LP
Colonial Grand at Legacy Park	8810 Legacy Park Drive	Charlotte	NC	28269	Mid-America Apartments, LP
Colonial Grand at Matthews Commons	905 Matthews Commons Drive	Matthews	NC	28105	Mid-America Apartments, LP
Colonial Grand at McDaniel Farm	3355 McDaniel Road	Duluth	GA	30096	Mid-America Apartments, LP
Colonial Grand at OldTown Scottsdale	2929 N. 70th Street	Scottsdale	AZ	85251	Mid-America Apartments, LP
Colonial Grand at Onion Creek	1901 Onion Creek Parkway	Austin	TX	78748	Mid-America Apartments, LP
Colonial Grand at Palm Vista	6300 McCarran Street	North Las Vegas	NV	89081	Mid-America Apartments, LP
Colonial Grand at Pleasant Hill	2500 Pleasant Hill Road	Duluth	GA	30096	Mid-America Apartments, LP
Colonial Grand at Quarterdeck	550 Harbor Cove Lane	Charleston	SC	29412	Mid-America Apartments, LP
Colonial Grand at Randal Lakes	9200 Randal Park Boulevard	Orlando	FL	32832	Mid-America Apartments, LP
Colonial Grand at Research Park	400 Stone Lion Drive	Durham	NC	27703	Mid-America Apartments, LP
Colonial Grand at River Plantation	4130 Plantation Trace Drive	Duluth	GA	30096	Mid-America Apartments, LP
Colonial Grand at Riverchase Trails	1000 Riverchase Trail	Birmingham	AL	35244	Mid-America Apartments, LP
Colonial Grand at Scottsdale	6400 E Thomas Rd	Scottsdale	AZ	85251	Mid-America Apartments, LP
Colonial Grand at Silverado	3001 Colonial Parkway	Cedar Park	TX	78613	Mid-America Apartments, LP
Colonial Grand at Silverado Reserve	3000 Colonial Parkway	Cedar Park	TX	78613	Mid-America Apartments, LP
Colonial Grand at Town Park Reserve	1050 Colonial Grand Lane	Lake Mary	FL	32746	Mid-America Apartments, LP
Colonial Grand at Traditions	6061 Colonial Parkway	Gulf Shores	AL	36542	Mid-America Apartments, LP
Colonial Grand at University Center	608 McCullough Drive	Charlotte	NC	28262	Mid-America Apartments, LP
Colonial Grand at Wells Branch	1630 Wells Branch Parkway	Austin	TX	78728	Mid-America Apartments, LP
Colonial Grand at Windermere	11598 Lachlan Lane	Windermere	FL	34786	Mid-America Apartments, LP
Colonial Reserve at Las Colinas	350 East Las Colinas Boulevard	Irving	TX	75039	Mid-America Apartments, LP
Colonial Reserve at Medical District	2222 Medical District Dr	Dallas	TX	75235	Mid-America Apartments, LP
Colonial Reserve at South End	2800 South Boulevard	Charlotte	NC	28209	Mid-America Apartments, LP

Colonial Village at Beaver Creek	1000 Creekside Drive	Apex	NC	27502	Mid-America Apartments, LP
Colonial Village at Chancellor Park	8215 University Ridge	Charlotte	NC	28213	Mid-America Apartments, LP
Colonial Village at Chase Gayton	100 Chase Gayton Drive	Richmond	VA	23238	Mid-America Apartments, LP
Colonial Village at Deerfield	910 Constitution Drive	Durham	NC	27705	Mid-America Apartments, LP
Colonial Village at Glen Eagles	200 Braehill Terrace Drive	Winston-Salem	NC	27104	Mid-America Apartments, LP
Colonial Village at Grapevine	2300 Grayson Drive	Grapevine	TX	76051	Mid-America Apartments, LP
Colonial Village at Greenbrier	1 Greenbrier Drive	Fredericksburg	VA	22401	Mid-America Apartments, LP
Colonial Village at Greentree	10725 Abercorn Street Extention	Savannah	GA	31419	Mid-America Apartments, LP
Colonial Village at Hampton Glen	4118 Whitford Circle	Glen Allen	VA	23060	Mid-America Apartments, LP

Colonial Village at Hampton Pointe	1916 Sam Rittenberg Blvd	Charleston	SC	29407	Mid-America Apartments, LP
Colonial Village at Harbour Club	226 Birch Lake Road	Virginia Beach	VA	23451	Mid-America Apartments, LP
Colonial Village at Huntington	505 Mall Blvd	Savannah	GA	31406	Mid-America Apartments, LP
Colonial Village at Main Park	1303 South Main Street	Duncanville	TX	75137	Mid-America Apartments, LP
Colonial Village at Marsh Cove	11400 White Bluff Road	Savannah	GA	31419	Mid-America Apartments, LP
Colonial Village at Mill Creek	5771 Stone Mill Drive	Winston-Salem	NC	27105	Mid-America Apartments, LP
Colonial Village at South Tryon	7601 Holliswood Court	Charlotte	NC	28217	Mid-America Apartments, LP
Colonial Village at Stone Point	10900 Point South Drive	Charlotte	NC	28273	Mid-America Apartments, LP
Colonial Village at Tradewinds	2 Tradewind Quay	Hampton	VA	23666	Mid-America Apartments, LP
Colonial Village at Trussville	90 Meadows Drive	Birmingham	AL	35235	Mid-America Apartments, LP
Colonial Village at Waterford	2801 Pavilion Place	Midlothian	VA	23112	Mid-America Apartments, LP
Colonial Village at Westchase	1 Westchase Drive	Charleston	SC	29407	Mid-America Apartments, LP
Colonial Village at Windsor Place	101 Bridgetown Road	Goose Creek	SC	29445	Mid-America Apartments, LP
Colonial Village at Woodlake	1000 Lydias Way	Durham	NC	27713	Mid-America Apartments, LP
Coopers Hawk	10275 Old St. Augustine Road	Jacksonville	FL	32257	Mid-America Apartments, LP
Copper Ridge	2001 Holly Parkway	Roanoke	TX	76262	Mid-America Apartments, LP
Corners at Crystal Lake	2700 Reynolda Road	Winston-Salem	NC	27106	Mid-America Apartments, LP
Courtyards at Campbell	16500 Lauder Lane	Dallas	TX	75248	Mid-America Apartments, LP
Deer Run	3637 Trinity Mills	Dallas	TX	75287	Mid-America Apartments, LP
Enclave	710 East 7th Street	Charlotte	NC	28202	Mid-America Apartments, LP
Farmington Village	2100 Farm Springs Road	Summerville	SC	29483	Mid-America Apartments, LP
Georgetown Grove	1800 Grove Point Road	Savannah	GA	31419	Mid-America Apartments, LP
Grand Courtyards	525 West Westchester Parkway	Grand Prarie	TX	75052	Mid-America Apartments, LP
Grand Reserve at Sunset Valley	5800 Brodie Lane	Austin	TX	78745	Mid-America Apartments, LP
Grande View	7100 Sonya Drive	Bellevue	TN	37209	Mid-America Apartments, LP
Haven at Blanco	15150 Blanco Road	San Antonio	TX	78232	Mid-America Apartments, LP
Haven at Prairie Trace	13601 Foster Street	Overland Park	KS	66223	Mid-America Apartments, LP
Highland Ridge	3549 Rutherford Road	Taylors	SC	29687	Mid-America Apartments, LP
Highlands of West Village Phase 2	4600 West Village Place	Smyrna	GA	30080	Mid-America Apartments, LP
Highwood	2401 Ohio Drive	Plano	TX	75093	Mid-America Apartments, LP
Hue	300 West Hargett Street	Raleigh	NC	27601	Mid-America Apartments, LP
Hunters Ridge at Deerwood	10100 Baymeadows Road	Jacksonville	FL	32256	Mid-America Apartments, LP
Lake Lanier Club	1701 Dawsonville Highway	Gainesville	GA	30501	Mid-America Apartments, LP
Lakepointe	2334 Lake Park Road	Lexington	KY	40502	Mid-America Apartments, LP
Lakeshore Landing	2144 Lakeshore Drive	Ridgeland	MS	39157	Mid-America Apartments, LP
Lakeside Apartments	8700 Southside Boulevard	Jacksonville	FL	32256	Mid-America Apartments, LP
Lane at Towne Crossing	4035 Towne Crossing Boulevard	Mesquite	TX	75150	Mid-America Apartments, LP
Legends at Lowes Farm	1400 North State Highway 360	Mansfield	TX	76063	Mid-America Apartments, LP
Los Rios Park	4701 14th Street	Plano	TX	75074	Mid-America Apartments, LP
Market Station	240 West 2nd Street	Kansas City	MO	64105	Mid-America Apartments, LP
Milstead Village	3355 George Busbee Parkway	Kennesaw	GA	30144	Mid-America Apartments, LP
Monthaven Park	126 Monthaven Boulevard	Hendersonville	TN	37075	Mid-America Apartments, LP
Northwood Place	500 Tish Circle	Arlington	TX	76006	Mid-America Apartments, LP
Park Estate	960 Catbird Court	Memphis	TN	38119	Mid-America Apartments, LP
Park Place	110 Southport Road	Spartanburg	SC	29306	Mid-America Apartments, LP
Park Place Houston	15200 Park Row	Houston	TX	77084	Mid-America Apartments, LP
Radius	900 Radius Way	Newport News	VA	23602	Mid-America Apartments, LP
Ranchstone	10901 Ranchstone Drive	Houston	TX	77064	Mid-America Apartments, LP
Reflection Pointe	2945 Layfair Drive	Flowood	MS	39232	Mid-America Apartments, LP
Remington Hills	1201 Meadow Creek Drive	Irving	TX	75038	Mid-America Apartments, LP
Reserve at Woodwind Lakes	14555 Philippine Street	Houston	TX	77040	Mid-America Apartments, LP
Residences at Burlington Creek	6001 NW 63rd Street	Kansas City	MO	64151	Mid-America Apartments, LP
Retreat at Lake Nona	10203 Falcon Parc Boulevard	Orlando	FL	32832	Mid-America Apartments, LP
Retreat at Vintage Park	19939 Chasewood Park Drive	Houston	TX	77070	Mid-America Apartments, LP
Retreat at West Creek	1000 Wilkes Ridge Parkway Place	Richmond	VA	23233	Mid-America Apartments, LP
Rivers Walk	301 Seaport Lane	Mt. Pleasant	SC	29464	Mid-America Apartments, LP
Runaway Bay	800 Runaway Bay Drive	Mt. Pleasant	SC	29464	Mid-America Apartments, LP
Sanctuary at Oglethorpe	3070 Ashford Dunwoody Road	Atlanta	GA	30319	Mid-America Apartments, LP
Seasons at Celebrate Virginia	2001 Dogwood Drive	Fredericksburg	VA	22401	Mid-America Apartments, LP
Silverado at Brushy Creek	11300 Parmer Lane West	Cedar Park	TX	78613	Mid-America Apartments, LP
Sky View Ranch	4632 East Germann Road	Gilbert	AZ	85297	Mid-America Apartments, LP
Skysong	1301 N. Scottsdale Road	Scottsdale	AZ	85257	Mid-America Apartments, LP
Spring Creek	10 Capewood Road	Simpsonville	SC	29680	Mid-America Apartments, LP
St. Augustine at the Lake	11001 Old St. Augustine Road	Jacksonville	FL	32257	Mid-America Apartments, LP
Stassney Woods	1800 East Stassney Lane	Austin	TX	78744	Mid-America Apartments, LP
Station Square at Cosner’s Corner	9419 Cumberland Drive	Fredericksburg	VA	22408	Mid-America Apartments, LP
Stonefield Commons	3105 District Ave	Charlottesville	VA	22901	Mid-America Apartments, LP
Stonemill Village	850 Washburn Avenue	Louisville	KY	40222	Mid-America Apartments, LP
Talus Ranch	32615 North Valley Parkway	Phoenix	AZ	85085	Mid-America Apartments, LP
Tanglewood	2418 Marchbanks Avenue	Anderson	SC	29621	Mid-America Apartments, LP
Tattersall at Tapestry Park	9734 Tapestry Park Circle	Jacksonville	FL	32246	Mid-America Apartments, LP
Terraces at Fieldstone	50 Loch Haven Drive	Conyers	GA	30013	Mid-America Apartments, LP
Terraces at Towne Lake	1345 Towne Lake Hills South Drive	Woodstock	GA	30189	Mid-America Apartments, LP

The Club at Panama Beach	98 Richard Jackson Boulevard	Panama City Beach	FL	32407	Mid-America Apartments, LP
The Edge at Lyon’s Gate	3301 East Ray Road	Gilbert	AZ	85236	Mid-America Apartments, LP
The Fairways	350 Powell Road	Columbia	SC	29203	Mid-America Apartments, LP
The Hamptons at Hunton Park	3100 Stone Arbor Lane	Glen Allen	VA	23059	Mid-America Apartments, LP
The Links at Carrollwood	14009 Clubhouse Circle	Tampa	FL	33618	Mid-America Apartments, LP
The Oaks at Wilmington Island	909 Penn Waller Road	Savannah	GA	31410	Mid-America Apartments, LP
The Paddock Club at Providence	685 Providence Main Street Northwest	Huntsville	AL	35806	Mid-America Apartments, LP
The Paddock Club Brandon	921 Paddock Club Drive	Brandon	FL	33511	Mid-America Apartments, LP
The Paddock Club Gainesville	1105 Fort Clarke Boulevard	Gainesville	FL	32606	Mid-America Apartments, LP
The Paddock Club Mandarin	3900 Old Field Crossing Drive	Jacksonville	FL	32223	Mid-America Apartments, LP
The Paddock Club Murfreesboro	150 West Thompson Lane	Murfreesboro	TN	37129	Mid-America Apartments, LP
The Paddock Club Tallahassee	1900 Centre Pointe Boulevard	Tallahassee	FL	32308	Mid-America Apartments, LP
The Park at Hermitage	5900 Old Hickory Boulevard	Hermitage	TN	37076	Mid-America Apartments, LP
The Preserve at Brier Creek	8400 Brass Mill Lane	Raleigh	NC	27617	Mid-America Apartments, LP
The Preserve at Coral Square	9111 Ramblewood Drive	Coral Springs	FL	33071	Mid-America Apartments, LP
The Providence at Brier Creek	10100 Donerail Way	Raleigh	NC	27617	Mid-America Apartments, LP
The Reserve at Dexter Lake	1505 Dexter Lake Drive	Cordova	TN	38016	Mid-America Apartments, LP
The Retreat at Magnolia Parke	4170 NW 50th Terrace	Gainesville	FL	32606	Mid-America Apartments, LP
The Woods on Barton Skyway	2901 Barton Skyway	Austin	TX	78746	Mid-America Apartments, LP
Times Square at Craig Ranch	7951 Collin McKinney Parkway	McKinney	TX	75070	Mid-America Apartments, LP
Township in Hampton Woods	260 Marcella Road	Hampton	VA	23666	Mid-America Apartments, LP
Travis Station	6600 Ed Bluestein	Austin	TX	78723	Mid-America Apartments, LP
Venue at Cool Springs	1001 Midwood Street	Franklin	TN	37067	Mid-America Apartments, LP
Village Oaks	8425 Montravail Circle	Temple Terrace	FL	33637	Mid-America Apartments, LP
Villages of Kirkwood	12840 South Kirkwood	Stafford	TX	77477	Mid-America Apartments, LP
Windridge	1175 Pineville Road	Chattanooga	TN	37405	Mid-America Apartments, LP
Greenwood Forest	12820 Greenwood Forest Drive	Houston	TX	77066	Mid-America Apartments, LP
Colonial Grand at Brier Falls	10200 Crichton Street	Raleigh	NC	27617	Parkside Drive LLC
Colonial Grand at Fairview	344 Murray Farm Road	Fairview	TX	75069	Parkside Drive LLC
Colonial Grand at Hebron	1701 Hebron Pkwy East	Carrollton	TX	75010	Parkside Drive LLC
Colonial Village at Timber Crest	2025 Timber Oaks Lane	Charlotte	NC	28212	Timber Crest Apartments, LLC

SCHEDULE 1.3

EXISTING CREDIT FACILITIES

1. The Existing Credit Agreement.

Schedule 1.3 – Page 1

SCHEDULE 1.4

EXISTING LETTERS OF CREDIT

Schedule 1.4 – Page 1

Schedule 1.4

LC#: S321922000A

Beneficiary Name: Pennsylvania Manufacturers Association and Insurance Company

Current Face Amount: $160,000.00

Expiry Date: 11/1/2016

LC#: S321924000A

Beneficiary Name: Pennsylvania Manufacturers Association and Insurance Company

Current Face Amount: $600,000.00

Expiry Date: 11/1/2016

LC#: S321925000A

Beneficiary Name: The Travelers Indemnity Company

Current Face Amount: $648,000.00

Expiry Date: 11/1/2016

LC#: S322949000A

Beneficiary Name: Parrish of St. Tammany

Current Face Amount: $1,140,000.00

Expiry Date: 02/29/2016

LC#: S322959000A

Beneficiary Name: The Travelers Indemnity Company

Current Face Amount: $730,000.00

Expiry Date: 12/11/2016

SCHEDULE 6.3

LIST OF ALL ENCUMBRANCES ON ASSETS

NONE

Schedule 6.3 – Page 1

SCHEDULE 6.5

NO MATERIAL CHANGES

NONE

Schedule 6.5 – Page 1

SCHEDULE 6.18(a)

BORROWER’S SUBSIDIARIES

Schedule 6.18(a) – Page 1

Schedule 6.18(a)

MAA Legal Entity Structure
As of September 30, 2015

Mid-America Apartment Communities, Inc. (REIT) TN
Unitholders
1% GP
~94.7% LP
~4.3%
Mid-America Apartments, LP
186 MF properties; 4 MF/Retail properties; 3 MF Dev; 1 Commercial; Land
TN
83.4%
100%
98.5%
90%
50%
100% LP
100%
99% LP
100%
100%
~90%
100%
90% and 100%
100%
20% to 97.56%
Colonial Multifamily Canyon Creek GP, LLC DE
Colonial Properties Services, LLC DE
MAA Limited Member, LLC DE
ML James Island Apartments, LP GA
MAA of Copper Ridge, Inc. Land TX
Forty Seven Canal Place, LLC Land AL
CRLP CPSI Nord du Lac Membership, LLC DE
16.6%
Colonial Properties Services, Inc. 1 MF property; Land AL
1.5%
10%
0% GP
1% GP
CMS/Colonial Multifamily Canyon Creek JV, LP 1 MF property DE
Colonial Properties Services Limited Partnership DE
HP-MAA Riverside LLC 1 MF/ Retail Dev DE
36 LLCs 59 MF properties; 2 MF/Retail; Land See Page 2
6 JVs 1 Ret; Land See Page 3
CRLP CPSI Parkside Drive Membership, LLC DE
100%
100%
40% to 100%
9 LLCs Land See Page 4
7 JVs See Page 5
CP Nord du Lac JV, LLC 1 Comm; Land DE
50%
Parkside Drive, LLC 3 MF properties TN
~10%
Partner
85% and 98%
2.44% to 80%
Partners
2 JVs See Page 2
98%
100%
2 JVs See Page 4
2 LLCs 1 MF property; Land See Page 4
0%
Promote Partner
0% to 60%
Partners
2%
Partners
2% to 15%
Partners

Schedule 6.18(a)

Mid-America Apartment Communities, Inc.
Mid-America Apartments, LP
33 LLCs
59 MF properties; 2 MF/Retail properties; Land
From Page 1
100%
100%
100%
100%
100%
99%
99%
100%
Bham Lending, LLC DE
Colonial Office Holdings, LLC DE
La Valencia at Starwood, LLC 1 MF property DE
MAA Highlands, LLC 1 MF/Retail property DE
MMFII Venue at Stonebridge Ranch, LLC 1 MF property DE
North Carolina Multifamily Holdings, LLC NC
St. Andrews Place Apartments, LLC NC
St. Andrews Place II, LLC NC
MAA Holdings, LLC DE
MAA Holdings II, LLC DE
CMF 7 Portfolio, LLC 8 MF properties DE
Heathrow 3, LLC Land DE
Legacy at Western Oaks, LLC 1 MF property DE
MAA TANC, LLC 7 MF properties; 1 MF/Retail DE
MMFII Verandas at Blairstone, LLC 1 MF property DE
CRLP Twin Lakes, LLC 1 MF property DE
CRLP Valley Ranch LLC 1 MF property DE
Timber Crest Apartments, LLC 1 MF property NC
1%
1%
Stone Ranch at Westover Hills, LLC 1 MF property DE
MAA BRIK, LLC 4 MF properties DE
CMF 15 Portfolio, LLC 10 MF properties DE
Heathrow I, LLC Land DE
MAA ARKANSAS REIT, LLC 5 MF properties DE
Merritt @ Godley Station, LLC 2 MF properties GA
CRLP Bellevue, LLC 1 MF property DE
CRLP Frisco Bridges, LLC 1 MF property DE
CRLP Crescent Lane, LLC 1 MF property DE
Trinity Commons Apartments, LLC 1 MF property NC
Colonial Commercial Contracting, LLC DE
CPSI St. Andrews LLC DE
CP D'berville JV LLC DE
MMFII Grand Cypress, LLC 1 MF property DE
Trinity Commons II, LLC 1 MF property NC
2 JVs From Page 1
98%
85%
Partners
2%
Montecito St Andrews, LLC DE
Colonial/DPL JV LLC AL
15%
Partners

Schedule 6.18(a)

Mid-America Apartment Communities, Inc.
Mid-America Apartments, LP
6 JVs 1 Commercial; Land From Page 1
97.56%
20%
20%
25%
50%
33.33%
The Colonnade/ CLP LLC DE
CRLP Durham, LP DE
CRLP Roswell, LP DE
McDowell – CRLP McKinney JV, LLC Land DE
Parkside Drive Farragut, LLC TN
Six Hundred Building Partners 1 Commercial AL
2.44%
80%
80%
75%
50%
66.67%
Partners
Partners
Partners
Partners
Partners
Partners

Schedule 6.18(a)

Mid-America Apartment Communities, Inc.
Mid-America Apartments, LP
100%
Colonial Properties Services, Inc.
9 LLCs Land From Page 1
100%
CPSI James Island, LLC DE
100%
CPSI Mizner LLC DE
100%
1755 Central Park Road Condominiums LLC DE
100%
2011 Lending LLC DE
100%
Capri at Hunter's Creek Condominiums, LLC DE
100%
Colonial Construction Services LLC DE
100%
Heathrow 4, LLC Land DE
100%
The Azur at Metrowest, LLC DE
100%
CPSI-UCO LLC AL
2 JVs From Page 1
98%
Montecito James Island LLC DE
98%
Monticeto Mizner, LLC DE
2%
Partners
2%
Partners
2 LLCs 1 MF property; Land From Page 1
100%
CPSI-UCO Cypress Village II, LLC 1 MF property AL
CPSI-UCO Spanish Oaks, LLC Land AL

Schedule 6.18(a)

SCHEDULE 6.18(b)

UNCONSOLIDATED ENTITIES OF BORROWER AND ITS SUBSIDIARIES

Schedule 6.18(b) — Page 1

Schedule 6.18(b)

Unconsolidated Entities

As of September 30, 2015

Note: Total number of properties may be overstated as phases may be owned by separate legal entities from time to time.

Mid-America Apartment Communities, Inc.
(REIT)
TN
Unitholders
1% GP
~94.7% LP
~4.3%
Mid-America Apartments, LP
186 MF properties; 4 MF/Retail properties; 3 MF Dev; 1 Commercial; Land
TN
100%
Colonial Properties Services, Inc.
1 MF property; Land
AL
20%
20%
25%
50%
33.33%
40%
40%
50%
Regents Park, LLC GA
Regents Park Phase II, LLC GA
Sam Ridley, LLC DE
CRLP Durham, LP DE
CRLP Roswell, LP DE
McDowell – CRLP McKinney JV, LLC Land DE
Parkside Drive Farragut, LLC TN
Six Hundred Building Partners 1 Commercial AL
60%
60%
50%
80%
80%
75%
50%
66.67%
Partners
Partners
Partners
Partners
Partners
Partners
Partners
Partners

SCHEDULE 7.18

EXISTING INDEBTEDNESS

Third Amended and Restated Master Credit Facility Agreement with Prudential Multifamily Mortgage, Inc. and Fannie Mae dated January 4, 2010 (Liability as Co-Borrower and Guarantor)

Private Placement Notes (defined herein) (Liability as Guarantor only)

Guaranty of Non-Recourse Exclusions with respect to:

Multifamily Note – CME and Multifamily Mortgage, Assignment of Rents and Security Agreement (Freddie Mac) dated September 30, 2010 (Park Crest at Innisbrook)

Multifamily Note – CME and Multifamily Mortgage, Assignment of Rents and Security Agreement (Freddie Mac) dated September 30, 2010 (Alta Brookwood)

Multifamily Note – CME and Multifamily Mortgage, Assignment of Rents and Security Agreement (Freddie Mac) dated September 30, 2010 (Avondale at Kennesaw Farms)

Multifamily Note – CME and Multifamily Mortgage, Assignment of Rents and Security Agreement (Freddie Mac) dated September 30, 2010 (Verandas at Sam Ridley)

Multifamily Note – CME and Multifamily Deed of Trust, Assignment of Rents and Security Agreement & Fixture Filing (Freddie Mac) dated March 1, 2010 (Stone Ranch at Westover Hills)

Promissory Note and Deed of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement with New York Life dated November 24, 2010 (Venue at Stonebridge Ranch)

Promissory Note and Deed of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement with New York Life dated January 10, 2013 (Venue at Stonebridge Ranch)

Guarantees of Existing Term Loan Agreements with KeyBank National Association, U.S. Bank National Association and Wells Fargo Bank, National Association, provided that none of such agreements may continue as permitted Indebtedness under this Schedule 7.18 on the date that is ninety (90) days from the date of this Agreement and thereafter

Guarantees of Swap Agreements to Mid-America Apartments, L.P. within the LIBOR Hedges Portfolio with the following counterparties and maturity dates:

Wells Fargo Bank, N.A. maturing August 1, 2018

Wells Fargo Bank, N.A. maturing August 1, 2018

Wells Fargo Bank, N.A. maturing May 11, 2017

Wells Fargo Bank, N.A. maturing May 11, 2017

Schedule 7.18 – Page 1